UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

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☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

T. Rowe Price Group, Inc.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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INVEST WITH CONFIDENCE®

T. Rowe Price is an asset management firm focused on delivering global investment management excellence and retirement services that investors can rely on—now and over the long term.

We provide an array of commingled funds, subadvisory services, separate account management, retirement recordkeeping, and related services for individuals, advisors, institutions, and retirement plan sponsors.

Our intellectual rigor helps us seek the best ideas for our clients, our integrity ensures that we always put their interests first, and our stability lets us stay focused on their goals as we pursue better investment outcomes.

The principle on which Thomas Rowe Price, Jr., founded the firm in 1937—that his company's success should follow from the success it achieves for its clients—continues to guide us today. Our disciplined investment approach is rooted in proprietary research carried out by experienced professionals around the globe. To this approach, we bring a deep understanding of client needs and a long-term view that balances risk and reward. And we nurture a culture that encourages collaboration and diverse thinking.

YOUR VOTE IS IMPORTANT!

Please execute and return the enclosed proxy promptly whether or not you plan to attend the T. Rowe Price Group, Inc., 2018 Annual Meeting of Stockholders.

T. ROWE PRICE GROUP, INC.
100 EAST PRATT STREET
BALTIMORE, MD 21202

NOTICE OF 2018 ANNUAL MEETING OF STOCKHOLDERS

We will hold the Annual Meeting of Stockholders of T. Rowe Price Group, Inc., at the Company’s offices located at 4435 Painters Mill Road, Owings Mills, Maryland 21117, on Thursday, April 26, 2018, at 10 a.m. At this Annual Meeting, we will ask stockholders to:

1)	elect a Board of twelve directors;
2)	approve, by a non-binding advisory vote, the compensation paid by the Company to its Named Executive Officers;
3)	consider and approve a proposed charter amendment to eliminate the provision that limits voting of share ownership to 15% of the outstanding shares; and
4)	ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2018.

Stockholders who owned shares of our common stock as of February 23, 2018, are entitled to attend and vote at the Annual Meeting or any adjournments.

BY ORDER OF THE BOARD OF DIRECTORS

David Oestreicher
Chief Legal Officer and Corporate Secretary
Baltimore, Maryland
March 16, 2018

Introduction

This proxy statement is being made available to you in connection with the solicitation of proxies by the T. Rowe Price Group, Inc. (Price Group or the Company) Board of Directors (Board) for the 2018 Annual Meeting of Stockholders (Annual Meeting). The purpose of the Annual Meeting is to:

1)	elect a Board of twelve directors;
2)	approve, by a non-binding advisory vote, the compensation paid by the Company to its Named Executive Officers;
3)	consider and approve a proposed charter amendment to eliminate the provision that limits voting of share ownership to 15% of the outstanding shares; and
4)	ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2018.

This proxy statement, the proxy card, and our 2017 Annual Report to Stockholders containing our consolidated financial statements and other financial information for the year ended December 31, 2017, form your “Proxy Materials.” We have adopted the Securities and Exchange Commission’s (SEC) “Notice and Access” model of proxy notification, which allows us to furnish proxy materials online, with paper copies available upon request. We sent you a notice on how to obtain your Proxy Materials on March 16, 2018.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on April 26, 2018

This proxy statement and our 2017 Annual Report to Stockholders may be viewed, downloaded, and printed, at no charge, by accessing the following Internet address: materials.proxyvote.com/74144T.

Stockholders who wish to attend the Annual Meeting in person must follow the instructions on page 3 under the section titled “Do I need to bring anything in order to attend the Annual Meeting?”

Questions and Answers About the Proxy Materials and the Annual Meeting

Why did I receive in the mail a Notice of the Internet Availability of Proxy Materials?

You received in the mail either a notice of the Internet availability of proxy materials or a printed proxy statement and 2017 Annual Report to Stockholders because you owned T. Rowe Price Group, Inc., common stock at the close of business on February 23, 2018, which we refer to as the “Record Date,” and that entitles you to vote at the Annual Meeting. This proxy statement, the proxy card, and our 2017 Annual Report to Stockholders containing our consolidated financial statements and other financial information for the year ended December 31, 2017, constitute the “Proxy Materials.” The Board is soliciting your proxy to vote at the Annual Meeting or at any later meeting if the Annual Meeting is adjourned or postponed for any reason. Your proxy will authorize each of Edward C. Bernard, Brian C. Rogers, and William J. Stromberg as proxies to vote on your behalf at the Annual Meeting. By use of a proxy, you can vote whether or not you attend the Annual Meeting.

This proxy statement describes the matters to be acted upon at the Annual Meeting, provides information on those matters, and provides information about Price Group that we must disclose when we solicit your proxy.

Pursuant to rules adopted by the SEC, we have elected to provide access to our Proxy Materials over the Internet to many stockholders. We believe that Internet delivery of our Proxy Materials allows us to provide our stockholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of our Annual Meeting. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials, which we refer to as the “Notice,” to many of our stockholders (including beneficial owners) as of the Record Date. Our stockholders who receive the Notice will have the ability to access the Proxy Materials on a website referred to in the Notice or request to receive a printed set of the Proxy Materials. The Notice contains instructions on how to access the Proxy Materials over the Internet or to request a printed copy. In addition, stockholders may request to receive Proxy Materials in printed form by mail or electronically by email on an ongoing basis by calling Broadridge Financial Solutions, Inc. (Broadridge) at 1-800-579-1639. Please note that you may not vote using the Notice. The Notice identifies the items to be voted on at the Annual Meeting and describes how to vote, but you cannot vote by marking the Notice and returning it.

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Can I view the Proxy Materials on the Internet?

Yes. As described in more detail in response to the prior question, most stockholders will receive the proxy statement online. If you received a paper copy, you can also view these documents on the Internet by accessing our website at trow.client.shareholder.com/financials.cfm. The SEC also maintains a website at sec.gov that contains reports, proxy statements, and other information regarding Price Group.

Who is entitled to vote at the Annual Meeting?

Holders of our common stock at the close of business on the Record Date are entitled to vote their shares at the Annual Meeting. As of the Record Date, there were 244,597,454 shares outstanding. Each share outstanding on the Record Date is entitled to one vote on each proposal presented at the Annual Meeting. Under our current charter, the right to cast one vote per share may be modified in the case of certain persons and groups beneficially owning or otherwise having or arranging for ownership interest or voting authority with respect to more than 15% of our common stock; we do not believe this provision will apply to any stockholders voting at this Annual Meeting. The Board has approved and authorized placing before our stockholders at the Annual Meeting a charter amendment that will eliminate this 15% stockholder provision, which would result in the removal of the related supermajority voting provision. See Proposal 3 for further details.

What am I voting on, and what are the Board voting recommendations?

Our stockholders will be voting on the following proposals:

	Proposal	Board Voting Recommendation
1	Election of Directors	FOR ALL DIRECTOR- NOMINEES
2	Advisory Vote on the Compensation Paid to Our Named Executive Officers	FOR
3	Approve the Proposed Charter Amendment to Eliminate the Provision That Limits Voting of Share Ownership to 15% of the Outstanding Shares	FOR
4	Ratification of the Appointment of KPMG LLP as Our Independent Registered Public Accounting Firm for 2018	FOR

Can other matters be decided at the Annual Meeting?

At the time this proxy statement went to press, we were not aware of any other matters to be presented at the Annual Meeting. If other matters are properly presented for consideration at the Annual Meeting, the proxy holders appointed by our Board (i.e., Edward C. Bernard, Brian C. Rogers, and William J. Stromberg) will have the discretion to vote on those matters in accordance with their best judgment on behalf of stockholders who provide a valid proxy by Internet, by telephone, or by mail.

What is the procedure for voting?

Whether you hold shares directly as the stockholder of record or beneficially in street name, you may vote before the Annual Meeting by granting a proxy to each of Edward C. Bernard, Brian C. Rogers, and William J. Stromberg or, for shares you beneficially own, by submitting voting instructions to your broker, bank, or other nominee. Stockholders have a choice of voting by using the Internet, by calling a toll-free telephone number within the United States or Puerto Rico, or by completing a proxy or voting instruction card and mailing it in the postage-paid envelope provided. Please refer to the summary instructions below and carefully follow the instructions included on your Notice; your proxy card; or, for shares you beneficially own, the voting instruction card provided by your broker, bank, or other nominee. The Notice identifies the items to be voted on at the Annual Meeting and provides instructions on how to vote, but you cannot vote by marking the Notice and returning it.

If you hold shares in multiple accounts, you may receive multiple proxy material packages. If you hold shares in multiple accounts, please be sure to vote all of your Price Group shares in each of your accounts in accordance with the voting instructions you receive for each such account.

By Internet or Telephone

■	You can vote your shares via the Internet at proxyvote.com.
■	You can vote your shares by telephone by calling, toll-free 1-800-690-6903.

Internet and telephone voting facilities for registered stockholders will be available 24 hours a day until 11:59 p.m., eastern daylight time, on April 25, 2018. If you vote your shares on the Internet or by telephone, you do not have to return your proxy card.

Please have your proxy card (or the Notice or the email message you receive with instructions on how to vote) in hand when you go online. You will have an opportunity to confirm your voting selections before your vote is recorded.

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The availability of Internet and telephone voting for beneficial owners will depend on the voting processes of your broker, bank, or other nominee. You should follow the voting instructions in the materials that you received from your nominee.

By Mail

If you’d like to vote by mail, please request a paper proxy card in accordance with the instructions contained in the Notice and then complete, sign, and date the proxy card and return it in the postage-paid envelope provided. If voting instructions are provided, shares represented by the proxy card will be voted in accordance with the voting instructions.

For shares held in street name, please use the voting instruction card provided by your broker, bank, or other nominee and mark, sign, date, and mail it back to your broker, bank, or other nominee in accordance with their instructions.

In Person at the Annual Meeting

All registered stockholders can vote in person at the Annual Meeting. Voting your proxy electronically via the Internet, by telephone, or by mail does not limit your right to vote at the Annual Meeting. You also can choose to be represented by another person at the Annual Meeting by executing a legally valid proxy designating that person to vote on your behalf.

If you are a beneficial owner of shares, you must obtain a legally valid proxy from your broker, bank, or other nominee and present it to the inspectors of election with your ballot to be able to vote at the Annual Meeting. A legal proxy is an authorization from your broker, bank, or other nominee to vote the shares held in the nominee’s name that satisfies Maryland law and the SEC requirements for proxies.

Do I need to bring anything in order to attend the Annual Meeting?

Yes. You must bring documentation that allows us to verify your stock ownership. For “record holders” (as described in the following section “What is the difference between holding shares as a registered stockholder and as a beneficial owner?”), this means you must bring a valid, government-issued photographic identification. For stockholders who own their shares in “street name” (as described in the following section “What is the difference between holding shares as a registered stockholder and as a beneficial owner?”), you must bring a valid, government-issued photographic identification and a brokerage account statement or letter from your broker, bank, or other nominee reflecting stock ownership. If you do not have valid identification and documentation sufficient to verify your stock ownership, you will not be admitted into the Annual Meeting.

For security reasons, all hand-carried items will be subject to inspection. Cameras, audio and video recorders, communication devices, and similar equipment will not be allowed in the meeting room.

What is the difference between holding shares as a registered stockholder and as a beneficial owner?

If your shares are registered directly in your name with our transfer agent, you are considered the “registered stockholder” (also known as a “record holder”) of those shares. We mail the Notice or Proxy Materials directly to you. Wells Fargo Shareowner Services (Shareowner Services), a division of Wells Fargo Bank N.A., has served as our transfer agent for many years. On February 1, 2018, Wells Fargo Bank N.A. sold Shareowner Services to Equiniti Group plc (Equiniti Group). In connection with the sale of Shareowner Services, the transfer agent appointment was transferred to Equiniti Trust Company (EQ). EQ now serves as the transfer agent and registrar for T. Rowe Price Group, Inc.

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the beneficial owner of shares held in “street name,” and these Proxy Materials or the Notice are being forwarded to you by your broker, bank, or other nominee who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank, or other nominee on how to vote your shares, and you also are invited to attend the Annual Meeting.

Because you are not the stockholder of record, however, you may not vote these shares in person at the Annual Meeting unless you bring with you to the Annual Meeting a legally valid proxy, executed in your favor, from the stockholder of record. Your broker, bank, or other nominee also is obligated to provide you with a voting instruction card for you to use to direct them as to how to vote your shares.

Can I change my proxy vote?

Yes. If you are a registered stockholder, you can change your proxy vote or revoke your proxy at any time before the Annual Meeting by:

■	Authorizing a new vote electronically through the Internet or by telephone.
■	Returning a signed proxy card with a later date.
■	Delivering a written revocation of your proxy to the chief legal officer and corporate secretary at T. Rowe Price Group, Inc., 100 East Pratt Street, Mail Code BA-1360, Baltimore, MD 21202 before your original proxy is voted at the Annual Meeting.

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■	Submitting a written ballot in person at the Annual Meeting.

If you are a beneficial owner of shares, you can submit new voting instructions by contacting your broker, bank, or other nominee. You also can vote in person at the Annual Meeting if you obtain a legal proxy from your bank, broker, or other nominee (the registered stockholder) as described in the answer to the question “What is the procedure for voting?” on page 2.

Your personal attendance at the Annual Meeting does not revoke your proxy. Unless you vote at the Annual Meeting, your last valid proxy prior to or at the Annual Meeting will be used to cast your vote.

What if I return my proxy card but do not provide voting instructions?

Proxies that are signed and returned but do not contain voting instructions will be voted:

■	FOR the election of all director-nominees listed in Proposal 1.
■	FOR the advisory vote on the compensation paid by the Company to its Named Executive Officers (Proposal 2).
■	FOR the proposed charter amendment to eliminate the provision that limits voting of share ownership to 15% of the outstanding shares (Proposal 3).
■	FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2018 (Proposal 4).
■	In the best judgment of the named proxy holders if any other matters are properly presented at the Annual Meeting.

How many shares must be present to hold the Annual Meeting?

In order for us to lawfully conduct business at our Annual Meeting, the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting is required. This is referred to as a quorum. Your shares are counted as present at the Annual Meeting if you attend the Annual Meeting and either vote in person or abstain from voting, or if you properly return a proxy by Internet, by telephone, or by mail in advance of the Annual Meeting and do not revoke the proxy.

Will my shares be voted if I don’t provide my proxy or instruction card?

Registered Stockholders

If your shares are registered in your name, your shares will not be voted unless you provide a proxy by Internet, by telephone, or by mail or vote in person at the Annual Meeting.

Beneficial Owners

If you hold shares through an account with a broker, bank, or other nominee and you do not provide voting instructions, under the NASDAQ Global Select Market rules, your broker may vote your shares on routine matters only. The ratification of the appointment of KPMG (Proposal 4) is considered a routine matter, and your nominee can therefore vote your shares on that proposal even if you do not provide voting instructions. No other proposal is considered a routine matter, and your nominee cannot vote your shares on those proposals unless you provide voting instructions. Votes withheld by brokers, banks, and other nominees in the absence of voting instructions from a beneficial owner are referred to as “broker non-votes.”

Multiple Forms of Ownership

The Company cannot provide a single proxy or instruction card for stockholders who own shares as registered stockholders or beneficial owners. As a result, if your shares are held in multiple types of accounts, you must submit your votes for each type of account in accordance with the instructions you receive for that account.

What is the vote required for each proposal?

For Proposal 1, the votes that stockholders cast “FOR” a director-nominee must exceed the votes that stockholders cast “AGAINST” a director-nominee to approve the election of each director-nominee. Please also see the discussion of our “Majority Voting” provisions within Proposal 1 on page 6. For each of Proposals 2 and 4, the affirmative vote of a majority of the votes cast is required to approve the proposal. Proposal 2 is advisory and non-binding, so the Board will review the voting results on this proposal and take the results into account when making future decisions regarding these matters. Proposal 3 requires an affirmative vote of the holders of two-thirds of the total number of shares of all classes outstanding and entitled to vote on such matters. “Votes cast” exclude abstentions and broker non-votes.

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What is the effect of an abstention?

A stockholder who abstains on some or all matters is considered present for purposes of determining if a quorum is present at the Annual Meeting, but an abstention is not counted as a vote cast. An abstention on Proposal 3 will have the same effect as a vote against. An abstention has no effect on the vote on any other proposal.

What is the effect of a broker non-vote?

If a broker casts a vote on Proposal 4 (ratification of the appointment of KPMG LLP as our independent registered public accounting firm), the vote will be included in determining whether a quorum exists for holding the Annual Meeting. The broker does not have authority to vote on the other proposals absent directions from the beneficial owner.

As a result, if the beneficial owner does not vote on Proposals 1 or 2, so that there is a “broker non-vote” on those items, the broker non-votes do not count as votes cast for those proposals. Thus, a broker non-vote will not impact the following:

■	our ability to obtain a quorum (unless a broker does not cast a vote on Proposal 4 as described in the preceding paragraph),
■	the outcome with respect to the election of directors (Proposal 1),
■	the outcome of the vote on a proposal that requires the affirmative vote of a majority of the votes cast on the proposal (Proposals 2 and 4).

A broker non-vote with respect to Proposal 3 will have the same effect as a vote against.

Who will count the votes?

Representatives of our proxy tabulator, Broadridge, will tabulate the votes and act as inspectors of election for the Annual Meeting.

Where can I find the voting results of the Annual Meeting?

The preliminary voting results will be announced at the Annual Meeting. The final voting results will be tallied by the inspectors of election and disclosed by the Company in a Current Report on Form 8-K filed with the SEC within four business days following the Annual Meeting.

Is my vote confidential?

Yes. The vote of each stockholder is held in confidence from Price Group’s directors, officers, and employees. We do not know how any person or entity votes unless this information is voluntarily disclosed.

What is “householding” and how does it affect me?

Some banks, brokers, and other nominees engage in the practice of “householding” our proxy statements and annual reports. This means that only one copy of our proxy statement and annual report to stockholders may be sent to multiple stockholders in your household unless you request otherwise. We will promptly deliver a separate copy of our 2017 Annual Report to Stockholders or this proxy statement to you if you share an address subject to householding. Please contact our chief legal officer and corporate secretary at 100 East Pratt Street, Mail Code BA-1360, Baltimore, MD 21202, or by telephone at 410-345-2628.

Please contact your bank, broker, or other nominees if you wish to receive individual copies of our Proxy Materials in the future. Please contact your bank, broker, or other intermediary, or our chief legal officer and corporate secretary at 100 East Pratt Street, Mail Code BA-1360, Baltimore, MD 21202, or by telephone at 410-345-2628, if members of your household are currently receiving individual copies and you would like to receive a single household copy for future meetings.

Can I choose to receive the proxy statement and the 2017 Annual Report to Stockholders on the Internet instead of receiving them by mail?

Yes. If you are a registered stockholder or beneficial owner, you can elect to receive future annual reports and proxy statements on the Internet only and not receive copies in the mail by visiting proxyvote.com. You will need to have your proxy card (or the Notice or the email message you receive with instructions on how to vote) in hand when you access the website. Your request for electronic transmission will remain in effect for all future annual reports and proxy statements, unless withdrawn. Withdrawal procedures also are at this website.

The 2017 Annual Report to Stockholders is being mailed to stockholders in advance of, or together with, this proxy statement. If you hold Price Group shares in your own name and received more than one copy of the 2017 Annual Report to Stockholders at your address and wish to reduce the number of reports you receive and save the Company the cost of producing and mailing these reports, you should contact Price Group’s mailing agent Broadridge, at 1-866-540-7095 to discontinue the mailing of reports on the accounts you select.

At least one account at your address must continue to receive an annual report, unless you elect to view future annual reports over the Internet. The mailing of dividend checks, dividend reinvestment statements, proxy materials, and special notices will not be affected by your election to discontinue duplicate mailings of annual reports. Registered stockholders may resume the mailing of an annual report to an account by calling Broadridge at 1-866-540-7095. If you

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own shares through a broker, bank, or other nominee and received more than one 2017 Annual Report to Stockholders, please contact the holder of record to eliminate duplicate mailings.

Who pays the cost of this proxy solicitation?

We will pay for the costs of preparing materials for the Annual Meeting and soliciting proxies. We expect that solicitation will occur primarily through the mail, but proxies also may be solicited personally or by telephone, email, letter, or facsimile. To assist in soliciting proxies, we have retained Morrow Sodali LLC, 470 West Avenue, Stamford, CT 06902 for a fee of $7,000, plus reimbursement of out-of-pocket expenses. We ask brokers, banks, and other nominees to forward materials for the Annual Meeting to our beneficial stockholders as of the Record Date, and we will reimburse them for the reasonable out-of-pocket expenses they incur. Directors, officers, and employees of Price Group and our subsidiaries may solicit proxies personally or by other means, but will not receive additional compensation. Stockholders are requested to return their proxies without delay.

Can I find additional information on the Company’s website?

Yes. Although the information contained on our website is not part of the Proxy Materials, you will find information about the Company and our corporate governance practices at trow.client.shareholder.com/corporate-governance.cfm. Our website contains information about our Board, Board committees, Corporate Governance Guidelines, and other matters.

Proposal 1
Election of Directors

In this proxy statement, twelve director nominees are presented pursuant to the recommendation of the Nominating and Corporate Governance Committee. All have been nominated by the Board of Directors to hold office until the next annual meeting of stockholders and until their respective successors are elected and qualify.

RECOMMENDATION OF THE BOARD OF DIRECTORS; VOTE REQUIRED

We recommend that you vote FOR all the nominees under Proposal 1. All properly executed proxies received in time to be tabulated for the Annual Meeting will be voted FOR the election of the nominees named below unless otherwise specified. Shares held by a bank, broker, or other nominee will not be voted on this Proposal absent specific instruction from you, which means your shares may go unvoted and not affect the outcome if you do not specify a vote. If any nominee becomes unable or unwilling to serve between now and the Annual Meeting, proxies will be voted FOR the election of a replacement recommended by the Nominating and Corporate Governance Committee and approved by the Board of Directors.

MAJORITY VOTING

We have adopted a majority voting standard for the election of our directors. Under our current By-Laws, in an uncontested election, a nominee will not be elected unless he or she receives more “FOR” votes than “AGAINST” votes. Under Maryland law, any incumbent director not so elected would continue in office as a “holdover” director until removed or replaced. As a result, the By-Laws also provide that any director who fails to obtain the required vote in an uncontested election must submit his or her resignation to the Board. The Board must decide whether to accept or decline the resignation, or decline the resignation with conditions, taking into consideration the Nominating and Corporate Governance Committee’s recommendation after consideration of all factors deemed relevant, within 90 days after the vote has been certified. Plurality voting will apply to contested elections.

NON-EMPLOYEE DIRECTOR INDEPENDENCE DETERMINATIONS

The Board of Directors has considered the independence of current Board members and nominees not employed by T. Rowe Price and has concluded each such director other than Mr. Rogers qualifies as an independent director within the meaning of the applicable rules of the NASDAQ Global Select Market. To our knowledge, there are no family relationships among our directors or executive officers.

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In making its determination of independence, the Board applied guidelines that it has adopted concluding that the following relationships should not be considered material relationships that would impair a director’s independence:

■	relationships where a director or an immediate family member of a director purchases or acquires investment services, investment securities, or similar products and services from the Company or one of its sponsored mutual funds so long as the relationship is on terms consistent with those generally available to other persons doing business with the Company, its subsidiaries, or its sponsored investment products; and
■	relationships where a corporation, partnership, or other entity with respect to which a director or an immediate family member of a director is an officer, director, employee, partner, or member purchases services from the Company, including investment management or defined contribution retirement plan services, on terms consistent with those generally available to other entities doing business with the Company or its subsidiaries.

The Board believes that this policy sets an appropriate standard for dealing with ordinary course of business relationships that may arise from time to time.

THE NOMINEES AND THEIR QUALIFICATIONS, SKILLS, AND EXPERIENCE

In considering the overall qualifications of our nominees and their contributions to our Board, and in determining our need for additional members of the Board, we seek to create a Board consisting of members with a diverse set of experiences and attributes who will be meaningfully involved in our Board activities and will facilitate a transparent and collaborative atmosphere and culture. Our Board members generally develop a long-term association with the Company, which we believe facilitates a deeper knowledge of our business and its strategies, opportunities, risks, and challenges. At the same time, we periodically look for additions to our Board to enhance our capabilities and bring new perspectives and ideas to our Board. We will consider Board members with diverse capabilities, and we generally look for Board members with capabilities in one or more of the following areas: accounting and financial reporting, financial services and money management, investments, general economics and industry oversight, legal, government affairs and corporate governance, general management, international, marketing and distribution, and technology and facilities management.

Each of our directors provides significant individual attributes important to the overall makeup and functioning of our Board, which are described in the biographical summaries provided below:

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The Board of Directors recommends that you vote FOR all of the following nominees:

Mark S. Bartlett Retired Managing Partner Ernst & Young Age 67
Mr. Bartlett has been an independent director of Price Group since 2013 and serves as chairman of the Audit Committee and as a member of the Executive Compensation and Management Development Committee. Until retiring in 2012, Mr. Bartlett was a partner at Ernst & Young, serving as managing partner of the firm’s Baltimore office and senior client service partner for the mid-Atlantic region. Mr. Bartlett began his career at Ernst & Young in 1972 and has extensive experience in financial services, as well as other industries.

Mr. Bartlett received his B.S. from West Virginia University and attended the Executive Program at the Kellogg School of Business at Northwestern University. He also earned the designation of certified public accountant.

Mr. Bartlett is a member of the board of directors and is the chairman of the audit committee of Rexnord Corporation and Williams Scotsman; he also serves on the nominating and corporate governance committee of Williams Scotsman. He is also a member of the board of directors and a member of the audit committee of FTI Consulting, Inc.

Mr. Bartlett offers the Board significant accounting and financial reporting experience as well as expertise in the accounting-related rules and regulations of the Securities and Exchange Commission. He has extensive finance knowledge, with a broad range of experience in financing alternatives including the sale of securities, debt offerings, and syndications.

Edward C. Bernard Vice Chairman T. Rowe Price Group, Inc. Age 62
Mr. Bernard has been a director of Price Group since 1999, the vice chairman since 2007, a vice president since 1989, and an employee since 1988. He has overseen the Company’s marketing, distribution, client service, information technology, and communications activities since 2006 and serves on the Management and Management Compensation Committees. Mr. Bernard is chairman of the board of all of the sponsored T. Rowe Price mutual funds and trusts (Price funds). Mr. Bernard has 29 years of experience in the investment management industry, all of which have been with T. Rowe Price. Mr. Bernard recently announced his intention to retire from T. Rowe Price on December 31, 2018, marking 30 years of outstanding service to our Company and our clients. Upon reelection at the 2018 Annual Meeting, he will remain a member of the Board of Directors through the April 2019 Annual Meeting of Stockholders, but will not stand for reelection to the Board in 2019.

Mr. Bernard received his B.A. from Brown University and an M.B.A. from New York University.

In addition to his responsibilities at T. Rowe Price, Mr. Bernard serves as a member of the board of governors and a member of the executive committee of the Investment Company Institute, the national trade association for the mutual fund industry.

Mr. Bernard provides the Board with direct access to the person responsible for all of our marketing, distribution, and client service activities, as well as information technology and communications. He also serves as the primary liaison to the Price funds’ board of directors.

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Mary K. Bush Chairman Bush International, LLC Age 69
Ms. Bush has been an independent director of Price Group since 2012 and serves on the Executive Compensation and Management Development Committee and the Nominating and Corporate Governance Committee. She has served as the chairman of Bush International, LLC, an advisor to U.S. corporations and foreign governments on international capital markets and strategic business and economic matters, since 1991. Earlier in her career, she managed global banking and corporate finance relationships at New York money center banks including Citibank, Banker’s Trust, and Chase.

Ms. Bush holds an M.B.A. from the University of Chicago and a B.A. in economics and political science from Fisk University.

Ms. Bush is a member of the board of directors, risk oversight committee, and nominating and corporate governance committee of Discover Financial Services; a member of the board of directors, audit committee and retirement plan committee of ManTech International Corporation; a member of the board of directors, audit committee, and compensation policy committee of Marriott International; and a member of the board of directors and chairman of the audit committee for Bloom Energy. Ms. Bush also was a director of the Pioneer Family of Mutual Funds from 1997 to 2012 and UAL Corporation from 2006 to 2010.

Ms. Bush brings to our Board extensive financial and governmental affairs experience, her knowledge of corporate governance and financial oversight gained from her membership on the boards of other public companies, knowledge of public policy matters, and her significant experience providing strategic advisory services in the financial and international arenas.

H. Lawrence Culp, Jr. Senior Lecturer Harvard Business School Age 54
Mr. Culp has been an independent director of Price Group since 2015 and serves on the Executive Compensation and Management Development Committee and the Nominating and Corporate Governance Committee. Mr. Culp is a senior lecturer at Harvard Business School, focusing on leadership, strategy, and general management, and a senior advisor at Bain Capital Private Equity. Prior to his retirement, Mr. Culp joined Danaher Corporation in 1990 and subsequently served as president of multiple operating businesses prior to becoming chief operating officer in 2000; he served as president and chief executive officer of Danaher Corporation from 2001 to 2014.

Mr. Culp holds a B.A. in economics from Washington College and an M.B.A. from Harvard Business School.

Mr. Culp currently serves as the chairman of the board of visitors and governors of Washington College and as a member of the board of trustees of Wake Forest University. Formerly, Mr. Culp served as the chairman of the board of trustees for Potomac School and he served as a nonexecutive director at GlaxoSmithKline PLC.

Mr. Culp brings to the Board valuable leadership and management experience gained while serving as president and chief executive officer of Danaher Corporation, a publicly traded, multinational corporation. He also contributes substantial strategic leadership, operational, and financial experience to the Board.

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Dr. Freeman A. Hrabowski, III President University of Maryland, Baltimore County Age 67
Dr. Hrabowski has been an independent director of Price Group since 2013 and serves on the Audit Committee and Executive Compensation and Management Development Committee. He has served as president of the University of Maryland, Baltimore County (UMBC), since 1992. His research and publications focus on science and math education, with special emphasis on minority participation and performance. He is also a leading advocate for greater diversity in higher education. He serves as a consultant to the National Science Foundation, the National Institutes of Health, the National Academies, and universities and school systems nationally.

Dr. Hrabowski holds a Ph.D. in higher education administration and statistics and an M.A. in mathematics from the University of Illinois at Urbana-Champaign. He also holds a B.A. in mathematics from Hampton Institute (now Hampton University).

Dr. Hrabowski serves as director and member of the corporate and governance committee of McCormick & Company, Inc. Dr. Hrabowski also served on the board of Constellation Energy Group, Inc., until 2012.

Dr. Hrabowski brings to our Board valuable strategic and management leadership experience from his role as president of UMBC, as well as his extensive knowledge and dedication to greater education and workforce development. He also contributes corporate governance oversight from his experience serving as a director on other public-company boards.

Robert F. MacLellan Nonexecutive Chairman Northleaf Capital Partners Age 63
Mr. MacLellan has been an independent director of Price Group since 2010 and serves as chairman of the Executive Compensation and Management Development Committee and a member of the Audit Committee. Since November 2009, Mr. MacLellan has been the nonexecutive chairman of Northleaf Capital Partners, an independent global private markets fund manager and advisor. From 2003 to November 2009, Mr. MacLellan served as chief investment officer of TD Bank Financial Group (TDBFG), where he was responsible for overseeing the management of investments for its Employee Pension Fund, The Toronto-Dominion Bank, TD Mutual Funds, and TD Capital Group. Earlier in his career, Mr. MacLellan was managing director of Lancaster Financial Holdings, a merchant banking group acquired by TDBFG in March 1995. Prior to that, he was vice president and director at McLeod Young Weir Limited (Scotia McLeod) and a member of the corporate finance department responsible for a large number of corporate underwritings and financial advisory assignments.

Mr. MacLellan holds a B.Comm. from Carleton University and an M.B.A. from Harvard Business School, and is a chartered accountant.

Mr. MacLellan serves as the chairman of the board of Yellow Media, Inc., a public company based in Montreal.

Mr. MacLellan brings substantial experience and perspective to the Board with respect to the financial services industry, particularly his expertise with respect to investment-related matters, including those relating to the mutual fund industry and the institutional management of investment funds, based on his tenure as chief investment officer of a major financial institution. He also brings an international perspective to the Board as well as significant accounting and financial reporting experience.

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Brian C. Rogers Nonexecutive Chairman T. Rowe Price Group, Inc. Age 62
Mr. Rogers retired as an executive of T. Rowe Price on March 31, 2017. He remains on the Board, serving as nonexecutive chair and as a member of the Executive Committee. He served as chairman from 2007 to 2017 and as chief investment officer from 2004 to 2017. He has been a director of Price Group since 1997. Mr. Rogers has held a variety of other senior leadership roles and has been involved with investment management with T. Rowe Price since joining the Company in 1982. Prior to joining the Company, Mr. Rogers was employed by Bankers Trust Company.

Mr. Rogers earned an A.B. from Harvard University and an M.B.A. from Harvard Business School. Mr. Rogers has also earned his chartered financial analyst and chartered investment counselor designations.

 Mr. Rogers is a member of the board of directors of United Technologies Corporation. He also serves on the board of directors of Harvard Management Company and as a member of the Board of Trustees of The Brookings Institution.

Mr. Rogers brings to the Board insight into the critical investment component of our business based on his 38-year career in the investment management industry, which includes nearly 35 years with the Company.

Olympia J. Snowe Chair and Chief Executive Officer Olympia Snowe, LLC Age 71
Ms. Snowe has been an independent director of Price Group since June 2013 and serves as a member of the Executive Compensation and Management Development Committee and as chair of the Nominating and Corporate Governance Committee. She is chair and chief executive officer of Olympia Snowe, LLC, a policy and communications consulting firm, and a senior fellow at the Bipartisan Policy Center. Ms. Snowe served in the U.S. Senate for the State of Maine from 1995 to 2013 and as a member of the U.S. House of Representatives from 1979 to 1995. While in the U.S. Senate, she served as chair and was the ranking member of the Senate Committee on Small Business and Entrepreneurship and served on the Senate Finance Committee. She also served as chair of the Subcommittee on Seapower for the Senate Armed Services Committee.

Ms. Snowe earned a B.S. from the University of Maine and has received honorary degrees from many colleges and universities.

Ms. Snowe is a member of the board of directors, audit committee, and medical affairs committee of Aetna Inc., a diversified health care benefits company. Ms. Snowe is also a member of the board of directors of Synchrony Financial and serves as a member of the audit committee and chairman of the nominating and corporate governance committee, as well as a director on the board of Synchrony Bank and serves on the Synchrony Bank audit committee.

Ms. Snowe brings a broad range of valuable leadership and public policy experience to the Board. She also has extensive experience with complex issues relevant to the Company’s business, including budget and fiscal responsibility; economic, tax and regulatory policy; education; retirement and aging; women’s issues; health care; foreign affairs; and national security.

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William J. Stromberg President and Chief Executive Officer T. Rowe Price Group, Inc. Age 58
Mr. Stromberg is president and chief executive officer of the Company and is a member of its Board of Directors. He is the chairman of the Company’s Management and Management Compensation Committees. Mr. Stromberg served as the head of Equity from 2009 to 2015 and the head of U.S. Equity from 2006 to 2009. He also served as a director of Equity research from 1996 to 2006, as a portfolio manager of the Capital Opportunity Fund (2000 to 2007) and the Dividend Growth Fund (1992 to 2000), and as an Equity investment analyst from 1987 to 1992. Prior to joining the firm in 1987, Mr. Stromberg was employed by Westinghouse Defense as a systems engineer.

Mr. Stromberg earned a B.A. from Johns Hopkins University and an M.B.A. from the Tuck School of Business at Dartmouth. Mr. Stromberg also has earned the chartered financial analyst designation.

He currently serves on the Johns Hopkins University board of trustees and the Hopkins Whiting School of Engineering advisory council. Mr. Stromberg previously served nine years on the Catholic Charities board of trustees, with two years as board president.

Mr. Stromberg brings to the Board insight into the critical investment component of our business based on the leadership roles he has held in the Equity Division of Price Group and his 30-year career with the Company.

Richard R. Verma Vice Chairman and Partner The Asia Group Age 49
Mr. Verma has been nominated for addition to the Board as an independent director at the Annual Meeting. Following his election to the Board, he will serve as a member of the Executive Compensation and Management Development Committee and the Audit Committee.

Mr. Verma is vice chairman and partner at The Asia Group. He previously served as United States ambassador to India from 2014 to 2017. Prior to his service as U.S. ambassador, Mr. Verma joined Steptoe & Johnson LLP, a global law firm, in 1998 and held many roles, including partner and senior counselor from 2011 to 2014. Mr. Verma also served as assistant secretary of state for legislative affairs from 2009 to 2011 and senior national security advisor to the Senate majority leader from 2004 to 2007. Mr. Verma is a U.S. Air Force veteran who, during active duty, served as judge advocate.

Mr. Verma holds a B.S. degree in industrial engineering from Lehigh University, an L.L.M. in international law from Georgetown University Law Center, and a J.D. from American University’s Washington College of Law.

Mr. Verma brings substantial experience and a global perspective to the Board with respect to public policy, business, foreign and legislative affairs, strategic leadership, and corporate social responsibility.

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Sandra S. Wijnberg Executive Advisor Aquiline Capital Partners Age 61
Ms. Wijnberg has been an independent director of Price Group since 2016 and is a member of the Executive Compensation and Management Development Committee and the Audit Committee.

Ms. Wijnberg is an executive advisor of Aquiline Capital Partners, a private-equity investment firm specializing in the financial services sector. From 2007 to 2014, she was a partner and chief administrative officer of Aquiline Holdings LLC, a registered investment advisor and the holding company for Aquiline Capital Partners. Previously, Ms. Wijnberg served as the senior vice president and chief financial officer of Marsh & McLennan Companies, Inc., and was treasurer and interim chief financial officer of YUM! Brands, Inc. Prior to that she held financial positions with PepsiCo, Inc., and worked in investment banking at Morgan Stanley. In addition, from 2014 through 2015, Ms. Wijnberg was deputy head of mission for the Office of the Quartet.

Ms. Wijnberg currently serves on the board of directors and is a member of the audit committee of Automatic Data Processing, Inc., and from 2003 to 2016 served on the board of directors of Tyco International, PLC, and from 2007 to 2009 served on the board of directors of TE Connectivity, Inc. She is also a director of Seeds of Peace, the Alliance for Young Artists & Writers, Spark MicroGrants, and the John Simon Guggenheim Memorial Foundation.

Ms. Wijnberg holds a B.A. in English literature from the University of California, Los Angeles, and an M.B.A. from University of Southern California’s Marshall School of Business, for which she is a member of the board of leaders.

Ms. Wijnberg brings to our Board a global perspective along with substantial financials sector, corporate finance, and management experience based on her roles at Aquiline Capital Partners, Marsh & McLennan, and YUM! Brands, Inc.

Alan D. Wilson Retired Executive Chairman McCormick & Company, Inc. Age 60
Mr. Wilson has been an independent director of Price Group since 2015 and serves as a member of the Nominating and Corporate Governance Committee and the Executive Compensation and Management Development Committee. Mr. Wilson currently serves on the board of McCormick & Company, Inc. He joined McCormick & Company, Inc., in 1993 and held many executive management roles, including chairman, president, and chief executive officer.

Mr. Wilson graduated from the University of Tennessee in 1980 with a B.S. in communications. He attended school on a R.O.T.C. scholarship and, following college, served as a U.S. Army captain, with tours in the United States, United Kingdom, and Germany.

Mr. Wilson currently serves on the board of directors of Westrock Company and is a member of the nominating and corporate governance committee and the finance committee. He also chairs the board of visitors of University of Maryland, Baltimore County, and currently serves on the University of Tennessee’s Business School advisory board.

Mr. Wilson brings to our Board significant executive management experience, having led a publicly traded, multinational company. He also adds additional perspective to the Board regarding matters relating to general management, strategic leadership, and financial matters.

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THE BOARD OF DIRECTORS AND COMMITTEES

During 2017, the Board of Directors held seven meetings and approved two matters via unanimous written consent. Each director attended at least 75% of the combined total number of meetings of the Board and Board committees of which he or she was a member. Consistent with the Company’s Corporate Governance Guidelines, the independent directors met in executive session at six of the Board meetings in 2017. Our Corporate Governance Guidelines provide that all directors are expected to attend each annual meeting of stockholders. All nominees for director submitted to the stockholders for approval at last year’s annual meeting on April 26, 2017, attended that meeting, and we anticipate that all nominees will attend the 2018 Annual Meeting.

Corporate Governance

Our Board of Directors has an Executive Committee, an Audit Committee, an Executive Compensation and Management Development Committee, and a Nominating and Corporate Governance Committee. The Board has also authorized a Management Committee that is made up entirely of senior officers of the Company. The Board has adopted a separate written charter for the Audit Committee, the Executive Compensation and Management Development Committee, and the Nominating and Corporate Governance Committee. Current copies of each charter, our Corporate Governance Guidelines, and our Code of Ethics for Principal Executive and Senior Financial Officers can be found on our website, troweprice.com, by selecting “Investor Relations” and then “Corporate Governance.”

Code of Ethics

Pursuant to rules promulgated under the Sarbanes-Oxley Act, the Board has adopted a Code of Ethics for Principal Executive and Senior Financial Officers. This Code is intended to deter wrongdoing and promote honest and ethical conduct; full, timely, and accurate reporting; compliance with laws; and accountability for adherence to the Code, including internal reporting of Code violations. A copy of the Code of Ethics for Principal Executive and Senior Financial Officers is available on our website. We intend to satisfy the disclosure requirements regarding any amendment to, or waiver from, a provision of the Code of Ethics for Principal Executive and Senior Financial Officers by making disclosures concerning such matters available on the Investor Relations page of our website.

We also have a Code of Ethics and Conduct that is applicable to all employees and directors of the Company. It is the Company’s policy for all employees to participate annually in continuing education and training relating to the Code of Ethics and Conduct.

Executive Committee

During 2017, Messrs. Rogers, and Stromberg, and Anne Marie Whittemore served on the Executive Committee. The Executive Committee functions between meetings of the Board of Directors and possesses the authority to exercise all the powers of the Board except as limited by Maryland law. If the committee acts on matters requiring formal Board action, those acts are reported to the Board of Directors at its next meeting for ratification. The Executive Committee did not take any action during 2017.

Audit Committee

Messrs. Bartlett and MacLellan; and Dwight S. Taylor; Dr. Hrabowski; and Ms. Wijnberg serve on the Audit Committee, which met five times during 2017. The Board of Directors has determined that each of the Audit Committee members meet the independence and financial literacy criteria of the NASDAQ Global Select Market and the Securities and Exchange Commission. The Board also has concluded that Messrs. Bartlett and MacLellan and Ms. Wijnberg meet the criteria for an audit committee financial expert as established by the SEC. Mr. Bartlett is a certified public accountant, was an audit partner at Ernst & Young for 28 years until he left the firm in 2012, and serves as the chairman of the audit committee of Rexnord Corporation and Williams Scotsman and as a member of the audit committee of FTI Consulting, Inc. Mr. MacLellan is a chartered accountant and was a member of the audit committees for Ace Aviation Holdings, Inc., and Maple Leaf Sports and Entertainment, Ltd. Ms. Wijnberg was the chief financial officer of Marsh & McLennan Companies, Inc., from 2000 to 2006 and interim chief financial officer of YUM! Brands in 1999. She is currently a member of the audit committee for Automatic Data Processing, Inc., and she served as member and chairperson of the audit committees of Tyco International and TE Connectivity, respectively.

Audit Committee’s Primary Responsibilities

The primary purpose of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities with respect to (1) the integrity of our financial statements and other financial information provided by us to our stockholders; (2) the retention of our independent registered public accounting firm, including oversight of the terms of its engagement and its performance,

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qualifications, and independence; (3) the performance of our internal audit function, internal controls, and disclosure controls; and (4) the Company’s risk management framework. The Audit Committee also provides an avenue for communication among our internal auditors, financial management, chief risk officer, independent registered public accounting firm, and the Board and is responsible for procedures involving the receipt, retention, and treatment of complaints or concerns regarding accounting, internal accounting controls, and auditing matters, including confidential, anonymous employee submissions. The independent registered public accounting firm reports directly to the Audit Committee and is ultimately accountable to this committee and the Board for the audit of our consolidated financial statements.

Related Person Transaction Oversight

The Audit Committee is responsible under its charter for reviewing related person transactions and any change in, or waiver to, our Code of Ethics for our Principal Executive and Senior Financial Officers. Our Board has adopted a written Policy for the Review and Approval of Transactions with Related Persons. Any transaction that would require disclosure under Item 404(a) of Regulation S-K will not be initiated or materially modified until our Audit Committee has approved such transaction or modification and will not continue past its next contractual termination date unless it is annually reapproved by our Audit Committee. During its deliberations, the Audit Committee must consider all relevant details regarding the transaction including, but not limited to, any role of our employees in arranging the transaction, the potential benefits to our Company, and whether the proposed transaction is competitively bid or otherwise is on terms comparable to those available to an unrelated third party or our employees generally. The Audit Committee approves only those transactions that it determines in good faith to be on terms that are fair to us and comparable to those that could be obtained in an arms-length negotiation with an unrelated third party.

Risk Management Oversight

The Audit Committee oversees and evaluates our policies with respect to significant risks and exposures faced by the Company and the steps taken to assess, monitor, and manage those risks. The Company’s Risk Management Oversight Committee, chaired by the chief risk officer and comprised of other senior members of management, directs the development and maintenance of comprehensive risk management policies and procedures for the Company. It also monitors on a regular basis the significant risks inherent to our business, including investment risk, reputational risk, business continuity risk, and operational risk. The chief risk officer, director of internal audit, and officers responsible for financial reporting, legal, and compliance periodically report to the Audit Committee. Based on these reports, the Audit Committee reports and makes recommendations as necessary to the full Board with respect to managing our overall risk.

The report of the Audit Committee appears on page 55.

Executive Compensation and Management Development Committee

All of the non-employee independent directors of the Board serve on the Executive Compensation and Management Development Committee (Compensation Committee), which met six times during 2017. The Compensation Committee approved one matter via unanimous written consent during 2017. The Board of Directors has determined that each of these members meets the independence criteria of the NASDAQ Global Select Market. The report of the Compensation Committee appears on page 43.

Committee Authority

The Compensation Committee is responsible to the Board, and ultimately to our stockholders, for:

■	determining the compensation of the chief executive officer and other executive officers;
■	reviewing and approving general salary and compensation policies for the rest of our senior officers;
■	overseeing the administration of our Annual Incentive Compensation Pool, equity incentive plans, and Employee Stock Purchase Plan;
■	assisting management in designing new compensation policies and plans; and
■	reviewing and discussing the Compensation Discussion and Analysis and other compensation disclosures with management.

Delegation Authority

The Compensation Committee has delegated compensation decisions regarding nonexecutive officers, including the establishment of specific salary and incentive compensation levels and certain matters relating to stock-based compensation, to the Management Compensation Committee, a committee comprised of senior leaders of Price Group.

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Committee Procedures

Early each year, the Compensation Committee meets with members of senior management in order to discuss goals and objectives for the coming year, including goals and objectives applicable to the named executive officers listed in our Summary Compensation Table. In addition, the Compensation Committee determines eligibility for the Annual Incentive Compensation Pool and sets forth the maximum percentage that may be paid to each participant. At its meeting in December, the Compensation Committee evaluates executive performance during the year as part of its determination of appropriate incentive compensation awards.

The Compensation Committee awards equity incentive grants to employees from stockholder-approved long-term incentive plans as part of the Company’s annual compensation program. The Compensation Committee has, for a number of years, made equity grants in two tranches consisting generally of equal or nearly equal grants in February and September. In 2017, the Compensation Committee moved to an annual grant in December to more closely align our equity incentive grants to the timing of our annual bonus and other compensation decisions.

Role of Executive Officers

The Compensation Committee solicits input from the chief executive officer and the Management Compensation Committee regarding general compensation policies, including the appropriate level and mix of compensation. The Compensation Committee also consults with the chief executive officer regarding the appropriate bonus and salary levels for other executive officers.

Role of Compensation Consultants

During 2017, the Compensation Committee carefully reviewed its engagement with Frederic W. Cook & Co., Inc. (FW Cook), and sent a request for proposal to eight compensation consulting firms. After a thorough review and evaluation of the respondents, Johnson Associates was selected as the Compensation Committee’s new compensation consultant, and it began working with the Compensation Committee in September 2017. FW Cook and Johnson Associates have no relationship with Price Group other than as the Compensation Committee’s consultants. See the “Role of Independent Compensation Consultant” section of our Compensation Discussion and Analysis for additional details of their role.

Nominating and Corporate Governance Committee

Mses. Snowe, Bush, and Whittemore, and Messrs. Culp and Wilson serve on our Nominating and Corporate Governance Committee, which met on six occasions during 2017. The Nominating and Corporate Governance Committee approved one matter via unanimous written consent during 2017. The Board of Directors has determined that all Nominating and Corporate Governance Committee members meet the independence criteria of the NASDAQ Global Select Market. The principal purpose and goal of this committee is to maintain and cultivate the effectiveness of Price Group’s Board of Directors and oversee its governance policies. Among the Nominating and Corporate Governance Committee’s responsibilities are Board and committee composition, director qualifications, orientation and education, and Board evaluations. Members identify, evaluate, and nominate Board candidates; review the compensation of independent directors; and oversee procedures regarding stockholder nominations and other communications to the Board. In addition, they are responsible for monitoring compliance with and recommending any changes to the Company’s Corporate Governance Guidelines. A report on the Nominating and Corporate Governance Committee’s activities begins on page 20 of this proxy statement.

Management Committee

The Management Committee is responsible for guiding, implementing, and reviewing major policy and operating initiatives of the Company. Mr. Stromberg is chairman of the Management Committee, and Mr. Bernard and other senior officers of the Company are also members. The Management Committee reports to the Board on the management and operation of the Company through Messrs. Stromberg and Bernard. As of March 16, 2018, current members of the Management Committee include: Christopher D. Alderson, co-head of global equity; Scott B. David, head of individual and retirement plan services; Céline S. Dufétel, chief financial officer and treasurer; Nigel K. Faulkner, head of technology; Robert C.T. Higginbotham, head of global investment management services; David Oestreicher, chief legal counsel and corporate secretary; Sebastien Page, head of global multi-asset; Dorothy C. “Dee” Sawyer, head of human resources; Robert W. Sharps, head of investments; Eric L. Veiel, co-head of global equity; and Edward A. Wiese, head of fixed income. Each of these members brings extensive experience and wisdom to the management and leadership of the Company.

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Compensation of Directors

The Nominating and Corporate Governance Committee is responsible for periodically reviewing non-employee director compensation and benefits and recommends changes, if appropriate, to the full Board. Our non-employee director compensation program is designed to accomplish a number of objectives:

■	Align the interests of our non-employee directors with those of our stockholders;
■	Provide competitive compensation for service to the Board by our non-employee directors;
■	Maintain appropriate consistency with our approach to compensation for our executive officers and senior employees; and
■	Attract and retain a diverse mix of capable and highly qualified directors.

We provide both cash and equity compensation to our directors and believe that, over time, cash and equity compensation should reflect approximately 40% and 60%, respectively, of total compensation paid to our directors. The cash compensation component is based primarily on an annual retainer coupled with fees for committee attendance, lead director role, and committee chair roles. Equity compensation historically has consisted of equity awards in the form of options or full value awards, at the election of the director. We believe our total compensation package and compensation structure is comparable to and in line with other major financial service companies.

The Nominating and Corporate Governance Committee periodically reviews non-employee director compensation and benefits and recommends changes, if appropriate, to the full Board based upon its review and consideration of competitive market practices. Following the engagement in October 2016 of Pearl Meyer & Partners (Pearl Meyer), an independent compensation consultant, which provided a review of our compensation practices in relation to market conditions, the Committee determined that its compensation practices were generally competitive and that no significant changes were required. However, based on Pearl Meyer’s feedback, we did decide to provide a fixed dollar amount of equity compensation of $200,000 per director once a year rather than a fixed number of shares twice a year, which had been the practice in prior years, in order to better maintain consistent alignment in the relative contribution of cash and equity compensation to total director compensation. We also concluded that, consistent with our approach to equity incentives for our executive officers, we would move away from a menu-based plan that allowed directors to select among options, restricted shares, and restricted stock units to a consistent awarding of full value share awards to our directors. Directors maintained the right to select between restricted shares or restricted stock units in order to provide an opportunity for deferral of income if a director so elects.

For Mr. Rogers’ role as a non-employee director and for the important Board leadership role as nonexecutive chair, the Committee decided to pay Mr. Rogers total annual compensation of $400,000, including $100,000 in the standard annual cash retainer, $100,000 for his service as chair of the Board, and a cash amount of $200,000 in lieu of participating in the annual equity award. Mr. Rogers’ annual non-employee director compensation amounts were prorated for the period April 2017 through December 2017, following Mr. Rogers’ retirement as an executive of the Company on March 31, 2017. For 2017, the Committee approved the payment of fees to the Federal Trade Commission for filings required to be made by Mr. Rogers under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (HSR Act), as a result of his stock ownership of the Company. Mr. Rogers was responsible for any taxes due as a result of the Company paying the HSR Act filing fees and was not provided a tax gross-up payment.

Equity-Based Compensation in 2017

Pursuant to the 2017 Non-Employee Director Equity Plan (2017 Director Plan) approved by the stockholders on April 26, 2017, each newly elected Board member is awarded an initial grant in the form, at their election, of restricted shares or restricted stock units having a value on the date of grant of $300,000 that vests one-year after the grant date. In each subsequent year, each non-employee director, except Mr. Rogers, is awarded, at their election, restricted shares or restricted stock units on the first business day after the Annual Meeting having a value on the date of grant of $200,000. For Mr. Rogers, the Committee determined that, in light of his already significant stock ownership, they would pay him a cash amount of $200,000 in lieu of participating in the annual equity award provided to non-employee directors.

Each of the award types vest upon the earliest of the non-employee director’s death or date on which the director becomes totally and permanently disabled, one year after the grant date, or the day before the annual meeting held in the calendar year after the year in which the grant is made, or the date on which a change in control occurs, provided the director continues to be a member of the Board on the applicable date.

Restricted shares entitle the holder to the rights of a stockholder, including voting, dividend, and distribution rights, but are nontransferable until they vest. Vested stock units will be settled in shares of our common stock or cash, in the case of fractional shares, upon a non-employee director’s separation from service. Non-employee directors holding stock units are not

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entitled to voting, dividend, distribution, or other rights until the corresponding shares of our common stock are issued upon settlement; however, if and when we pay a cash dividend to our common stockholders, we will issue dividend equivalents in the form of additional stock units. Under the 2017 Director Plan, dividends and dividend equivalents payable with respect to unvested restricted shares and unvested stock units will be subjected to the same vesting and risks of forfeiture as the restricted shares and stock units to which they are attributable. The 2017 Director Plan includes a provision that accelerates the vesting of all outstanding awards in connection with a change in control of Price Group. Upon a change in control, any outstanding stock units will be settled in cash or shares at the discretion of the Board of Directors.

Fees and Other Compensation in 2017

In addition to the equity-based awards, non-employee directors, except Mr. Rogers, received the following in 2017:

■	An annual retainer of $100,000 for all non-employee directors;
■	A fee of $1,500 for each committee meeting attended;
■	A fee of $15,000 for the lead director;
■	A fee of $20,000 and $5,000, for the chairperson of the Audit Committee and each Audit Committee member, respectively;
■	A fee of $10,000 for the chairperson of the Compensation Committee;
■	A fee of $10,000 for the chairperson of the Nominating and Corporate Governance Committee;
■	Directors and all U.S. employees of Price Group and its subsidiaries are eligible to have our sponsored T. Rowe Price Foundation match personal gifts up to an annual limit to qualified charitable organizations. For 2017, non-employee directors were eligible to have up to $10,000 matched;
■	The reimbursement of reasonable out-of-pocket expenses incurred in connection with their travel to and from, and attendance at each meeting of the Board and its committees and related activities, including director education courses and materials; and
■	The reimbursement of spousal travel to and from and participation in events held in connection with the annual joint Price Group and Price funds’ Board of Directors meeting.

The annual retainer and fees noted above are prorated for the period of time during the calendar year that each director held the position. Pursuant to the Outside Directors Deferred Compensation Plan, non-employee directors can elect to defer payment of their director fees until the next calendar year. Any such election needs to be received prior to the beginning of the year they wish to have their payment deferred. Dr. Hrabowski, Ms. Snowe, and Mr. Wilson elected to have their 2017 director fees deferred to 2018.

There will be no change to the cash compensation of our non-employee directors in 2018.

Ownership and Retention Guidelines

Each non-employee director is required to hold shares of our common stock having a value equal to three times his or her current cash retainer within five years of the director’s appointment to the Board. Directors added to the Board prior to 2015 have an ownership goal of $225,000, while Messrs. Culp and Wilson, and Ms. Wijnberg each have an ownership goal of $300,000. Based on changes adopted for 2017 and beyond, directors who join the Board in the future, including Mr. Verma, will have an ownership goal of five times the annual cash retainer in effect on the date they join the Board. For purposes of the calculation, unvested restricted shares and outstanding stock units are counted, but unexercised stock options are not. Once this ownership goal is achieved, the number of shares required to be held becomes fixed and must be maintained until the end of the director’s service on the Board. Until the ownership goal is achieved, the director is expected to retain “net gain shares” resulting from the exercise of stock options or vesting of restricted stock granted under the applicable director plan. Net gain shares are the shares remaining after payment of the stock option exercise price and taxes owed with respect to the exercise or vesting event. In addition, net gain shares realized under the applicable director plan after the ownership goal is achieved are expected to be held for two years prior to sale or other transfer, but not beyond the end of the director’s service on the Board. All of our incumbent directors have achieved and maintain the ownership goal as of the date of this proxy statement.

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2017 Director Compensation1

The following table sets forth information regarding the compensation earned by, or paid to, directors who served on our Board of Directors during 2017. Directors who are also officers of Price Group do not receive separate directors’ fees and have been omitted from this table. Mr. Stromberg and Mr. Bernard appear in our Summary Compensation Table as named executive officers.

Name	Fees Earned or Paid in Cash	Stock Awards[2,3]	All Other Compensation[4]	Total
Mark S. Bartlett	$136,500	$200,065	$10,000	$346,565
Mary K. Bush	$118,000	$229,776	$10,000	$357,776
H. Lawrence Culp, Jr.	$115,000	$200,065	$10,000	$325,065
Dr. Freeman A. Hrabowski, III	$121,500	$215,911	$10,000	$347,411
Robert F. MacLellan	$131,500	$211,242	$10,000	$352,742
Olympia J. Snowe	$128,000	$211,039	$10,000	$349,039
Brian C. Rogers[5]	$300,000	$—	$248,269	$548,269
Dwight S. Taylor	$121,500	$265,950	$10,000	$397,450
Anne Marie Whittemore	$133,000	$230,094	$10,000	$373,094
Sandra S. Wijnberg	$121,500	$210,171	$10,000	$341,671
Alan D. Wilson	$118,000	$221,535	$10,000	$349,535
[1]	Includes only those columns relating to compensation awarded to, earned by, or paid to non-employee directors for their services in 2017. All other columns have been omitted.
[2]	The following table represents the equity awards granted in 2017 to certain of the non-employee directors named above. In accordance with the 2017 Director Plan, each non-employee director was awarded a grant date value of $200,000. The equity value was converted to awards or units, using the closing stock price of our common stock on the date of grant. Fractional shares were rounded up to the nearest whole share. The holders of restricted stock units also receive dividend equivalents in the form of additional vested stock units on each of the Company’s dividend payment dates. Fractional shares earned as dividend equivalents have been rounded to the nearest whole share.
Director	Grant Date	Number of Restricted Shares	Number of Restricted Units	Grant Date Fair Value of Stock and Option Awards
Mark S. Bartlett	4/27/2017	2,837		$200,065
Mary K. Bush	3/30/2017		108	$7,341
	4/27/2017	2,837		$200,065
	6/29/2017		100	$7,403
	9/28/2017		83	$7,460
	12/28/2017		71	$7,507
H. Lawrence Culp, Jr.	4/27/2017	2,837		$200,065
Dr. Freeman A. Hrabowski, III	3/30/2017		40	$2,708
	4/27/2017		2,837	$200,065
	6/29/2017		59	$4,348
	9/28/2017		49	$4,381
	12/28/2017		42	$4,409
Robert F. MacLellan	3/30/2017		40	$2,762
	4/27/2017	2,837		$200,065
	6/29/2017		38	$2,785
	9/28/2017		31	$2,806
	12/28/2017		27	$2,824
Olympia J. Snowe	3/30/2017		22	$1,504
	4/27/2017		2,837	$200,065
	6/29/2017		42	$3,134
	9/28/2017		35	$3,158
	12/28/2017		30	$3,178
Dwight S. Taylor	3/30/2017		239	$16,280
	4/27/2017	2,837		$200,065
	6/29/2017		222	$16,416
	9/28/2017		184	$16,542
	12/28/2017		158	$16,647

PROXY STATEMENT 2018    19

Director	Grant Date	Number of Restricted Shares	Number of Restricted Units	Grant Date Fair Value of Stock and Option Awards
Anne Marie Whittemore	3/30/2017		91	$6,213
	4/27/2017		2,837	$200,065
	6/29/2017		106	$7,882
	9/28/2017		88	$7,942
	12/28/2017		76	$7,992
Sandra S. Wijnberg	3/30/2017		37	$2,497
	4/27/2017	2,837		$200,065
	6/29/2017		34	$2,518
	9/28/2017		28	$2,537
	12/28/2017		24	$2,554
Alan D. Wilson	3/30/2017		60	$4,098
	4/27/2017		2,837	$200,065
	6/29/2017		78	$5,749
	9/28/2017		64	$5,793
	12/28/2017		55	$5,830
[3]	The following table represents the aggregate number of equity awards outstanding as of December 31, 2017. The outstanding equity awards held by Mr. Rogers were granted while he was an executive officer of the Company.
Director	Unvested Stock Awards	Unvested Stock Units	Unexercised Option Awards	Total	Vested Stock Units
Mark S. Bartlett	2,837			2,837
Mary K. Bush	2,837			2,837	13,241
H. Lawrence Culp, Jr.	2,837		8,700	11,537
Dr. Freeman A. Hrabowski, III		2,892	26,008	28,900	4,885
Robert F. MacLellan	2,837		51,268	54,105	4,981
Brian C. Rogers		10,830	132,462	143,292
Olympia J. Snowe		2,892		2,892	2,713
Dwight S. Taylor	2,837			2,837	29,363
Anne Marie Whittemore		2,892	29,141	32,033	11,205
Sandra S. Wijnberg	2,837			2,837	4,504
Alan D. Wilson		2,892		2,892	7,391
[4]	Personal gifts matched by our sponsored T. Rowe Price Foundation to qualified charitable organizations. Mr. Rogers was eligible for a $25,000 match as he was an executive officer of the Company for part of the year before serving as nonexecutive chair on the Board.
[5]	All other compensation includes $98,269 for the compensation Mr. Rogers earned before his retirement as an executive officer of the Company on March 31, 2017, $125,000 paid on behalf of Mr. Rogers for individual filings submitted pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and a $25,000 match to the T. Rowe Price Foundation.

Report of the Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee has general oversight responsibility for governance of the Company, including the assessment and recruitment of new director candidates and the evaluation of director and Board performance. We monitor regulatory and other developments in the governance area with a view toward both legal compliance and maintaining governance practices at the Company consistent with what we consider to be best practices.

Corporate Governance Developments in 2017

Management Succession

This Committee oversees ongoing management succession planning and monitors the development and evaluation of senior leaders of the firm. In 2017, the Company completed the final phase of its management succession plan for Brian C. Rogers, who served as our chief investment officer since 2004. Effective March 31, 2017, we appointed six senior investment leaders to share chief investment officer (CIO) responsibilities, which include providing investment thought leadership, partnering with

20    T. ROWE PRICE GROUP

investment division leaders to develop investment talent and capabilities, serving as mentors for the firm’s investment professionals, and visiting with clients around the world. Robert W. Sharps, our group CIO, coordinates the activities of the CIO group, which, among other things, facilitates the other CIOs’ ability to remain active as investors on behalf of our clients.

In January 2017, the Company announced that Kenneth V. Moreland, chief financial officer and treasurer of the Company, would retire from the Company. After an extensive search, the firm announced that Céline Dufétel, a managing director of Neuberger Berman and former McKinsey & Company partner, would join the firm as vice president in late 2017 and would assume the roles of chief financial officer (CFO) and treasurer in the first quarter of 2018. As CFO, Ms. Dufétel will provide global leadership and oversight for all financial activities of the firm, as well as manage the various functions within the CFO Group, including Finance, Treasury, Risk, Audit, Corporate Real Estate & Facilities, and Business Services. She also will assume responsibility for the corporate strategy team and lead the firm’s relationships with analysts and T. Rowe Price Group stockholders.

While this Committee has primary responsibility for CEO and director succession, our Executive Compensation and Management Development Committee periodically receives reports from management concerning the development of leadership within the Company and the succession planning that is occurring with respect to senior leadership positions. A comprehensive report on these matters was provided to the Compensation Committee at one of its meetings during 2017, and the Compensation Committee and the Board receive periodic updates on these matters.

Board Evaluations

In January 2018, we asked all Board members to reply to an anonymous evaluation questionnaire regarding the performance of the Board and its committees during 2017. Feedback from these questionnaires was supplemented by interviews of each independent director by our lead independent director. We discussed the results of the evaluations and interviews at our meeting on February 13, 2018, and provided a full report to the Board. Consistent with past practice, we will implement suggestions and conclusions from the evaluation process during the course of the upcoming year. We plan to continue to conduct evaluations and interviews each year and to periodically modify our procedures to ensure that we receive candid feedback and are responsive to future developments and suggestions from our directors.

Charter and Bylaw Review

We routinely review and consider our governance profile and during the course of 2017 we reviewed our Charter and By-Laws to determine whether there were any updating amendments or modifications that would be appropriate. As part of that review, we reconsidered a provision of our Charter that provides that any stockholder holding 15% or more of the outstanding shares of common stock of the Company would only be entitled to vote shares up to the 15% level. This Charter provision was adopted by us in the 1980s at the time we originally became a public company. The Committee and the Board concluded that, as a matter of good corporate governance, the provision should be removed. In addition, it is the only portion of the Company’s Charter that requires a two-thirds vote to be amended; all other Charter provisions can be amended by the affirmative vote of a majority of the outstanding shares entitled to be voted. Accordingly, removing the 15% Charter provision also eliminates this supermajority vote provision, which we also considered to be favorable to our governance profile. These changes are being recommended to the stockholders elsewhere in this proxy statement.

Board Leadership

Lead Independent Director Transition

The lead independent director role was created in 2004 and has continually developed since that time. The lead independent director chairs Board meetings at which the chairperson is not present, approves Board agendas and meeting schedules, and oversees Board materials distributed in advance of Board meetings. The lead independent director also calls meetings of the independent directors, chairs all executive sessions of the independent directors, and acts as liaison between the independent directors and management. The lead independent director is available to the chief legal officer to discuss and, as necessary, respond to stockholder communications to the Board.

At the upcoming Annual Meeting, Mr. Wilson will succeed Ms. Whittemore as the lead independent director. Ms. Whittemore has acted as the lead independent director since April 2016.

During 2015, Mr. Bartlett replaced Mr. MacLellan as the chairman of the Audit Committee, Mr. MacLellan replaced Mr. Taylor as the chairman of the Executive Compensation Committee, and Ms. Snowe replaced Dr. Alfred Sommer as chair of the Nominating and Corporate Governance Committee. Our Corporate Governance Guidelines provide that periodic rotation of committee membership and chairpersons is desirable and that chairpersons generally will be considered for change at least every five years. This is not an absolute rule, however, and in some circumstances continued service on a committee or as chairperson by persons with particular skills may be warranted.

PROXY STATEMENT 2018    21

Nonexecutive Chair of the Board of Directors

In April 2017, Mr. Rogers assumed his role as the nonexecutive chair of the Board of Directors. This allows us to continue to benefit from the significant experience and leadership provided by Mr. Rogers. In his role as the non-executive chair, Mr. Rogers works closely with our lead independent director and CEO to provide leadership to our Board of Directors.

Independent Leadership

We believe that the current combination of a nonexecutive chairperson and a well-empowered lead independent director provides independent leadership of our Board of Directors. We also note that the Company has a strong independent Board, with three-quarters of the members being independent under the NASDAQ Global Select Market standards. In addition, this Committee, the Audit Committee, and the Compensation Committee are all composed entirely of independent directors, and our chairperson and lead independent director, together with these Committees, have significant and meaningful responsibilities designed to foster critical oversight and good governance practices. We believe that our structure is appropriate at this time and serves well the interests of the Company and its stockholders.

Director Qualifications and the Nominations Process

There have been a number of Board retirements over the past few years, including the retirement of Mr. Taylor and Ms. Whittemore, longtime members of our Board of Directors, at the upcoming Annual Meeting. As a result, the Committee has been very active in recruiting and considering new director candidates, adding Ms. Wijnberg in 2016 and Messrs. Culp and Wilson in 2015. As indicated elsewhere in this proxy statement, Mr. Verma has been nominated for addition to the Board at the upcoming Annual Meeting. After the 2018 Annual Meeting, the Board will have 12 members, nine of whom are independent. The tenure of our independent directors will be varied, with seven of our independent directors joining the Board after 2012.

We believe that the nominees presented in this proxy statement constitute a Board with an appropriate level and diversity of experience, education, skills, and independence. We routinely consider whether additional independent directors should be added to the Board, and may add new members in the future. In considering the need for additional independent directors, we consider any expected Board departures and retirements and factor succession planning for the Board members into our deliberations, with particular reference to specific skills and capabilities of departing Board members. While we continue to look for additional directors with diverse and relevant backgrounds, we are very pleased with our current complement of directors and the varied perspectives they bring to the Board.

This committee supervises the nomination process for directors. We consider the performance, independence, diversity, and other characteristics of our incumbent directors, including their willingness to serve for an additional term, and any change in their employment or other circumstances in considering their renomination each year. In considering diversity, we consider diversity of background and experience as well as ethnic, gender, racial, and other forms of diversity. Although we do not have a formal policy regarding diversity in identifying nominees for a directorship, we monitor the diversity profile of the Board and consider it an important factor relevant to any particular nominee and to the overall composition of our Board.

In the event that a vacancy exists or we decide to increase the size of the Board, we identify, interview and examine, and make recommendations to the Board regarding appropriate candidates. We identify potential candidates principally through suggestions from the Company’s directors and senior management. The chairman and chief executive officer and other Board members may also seek candidates through informal discussions with third parties. We also consider candidates recommended or suggested by stockholders as described below.

In evaluating potential candidates, we consider independence from management, background, experience, expertise, commitment, diversity, number of other public board and related committee seats held, and potential conflicts of interest, among other factors, and take into account the composition of the Board at the time of the assessment. All candidates for nomination must:

■	demonstrate unimpeachable character and integrity;
■	have sufficient time to carry out their duties;
■	have experience at senior levels in areas of expertise helpful to the Company and consistent with the objective of having a diverse and well-rounded Board; and
■	have the willingness and commitment to assume the responsibilities required of a director of the Company.

In addition, candidates expected to serve on the Audit Committee must meet independence and financial literacy qualifications imposed by the NASDAQ Global Select Market and by the SEC and other applicable law. Candidates expected to serve on this committee or the Compensation Committee must meet independence qualifications set out by the NASDAQ Global Select Market, and members of the Compensation Committee must also meet additional independence tests imposed by the

22    T. ROWE PRICE GROUP

NASDAQ Global Select Market. Our evaluations of potential directors include, among other things, an assessment of a candidate’s background and credentials, personal interviews, and discussions with appropriate references. Once we have selected a candidate, we present him or her to the full Board for election if a vacancy occurs or is created by an increase in the size of the Board during the course of the year, or for nomination if the director is to be first elected by stockholders. All directors serve for one-year terms and must stand for reelection annually.

Director Orientation and Continuing Education and Development

When a new independent director joins the Board, we provide an orientation program for the purpose of providing the new director with an understanding of the operations and the financial condition of the Company as well as the Board’s expectations for its directors. Each director is expected to maintain the necessary knowledge and information to perform his or her responsibilities as a director. To assist the directors in understanding the Company and its industry and maintaining the level of expertise required for the director, the Company will, from time to time and at least annually, offer Company-sponsored continuing education programs or presentations in addition to briefings during Board meetings relating to the competitive and industry environment and the Company’s goals and strategies.

The Board has joined the National Association of Corporate Directors, which provides resources that help directors strengthen board leadership. Each director is encouraged to participate at least once every three years in continuing education programs for public-company directors sponsored by nationally recognized educational organizations not affiliated with the Company. The cost of all such continuing education is paid for by the Company.

Shareholder Proposals

We from time to time receive shareholder proposals from our stockholders intended for inclusion in our proxy statement. We typically will work with Company management in reviewing these proposals and determine an appropriate course of action in response, including, where necessary, a statement of our position for or in opposition to the proposal from the stockholder.

Policy With Respect to the Consideration of Director Candidates Recommended or Nominated by Stockholders

Recommendations

A stockholder who wishes to recommend a candidate for the Board should send a letter to the chairperson of this committee at the Company’s principal executive offices providing (i) information relevant to the candidate’s satisfaction of the criteria described above under “Director Qualifications and the Nominations Process” and (ii) information that would be required for a director nomination under Section 1.11 of the Company’s Amended and Restated By-Laws. The committee will consider and evaluate candidates recommended by stockholders in the same manner it considers candidates from other sources. Acceptance of a recommendation does not imply that the committee will ultimately nominate the recommended candidate.

Proxy Access and Nominations

In late 2015, we adopted a proxy access right to permit a stockholder, or a group of up to 20 stockholders, owning 3% or more of the Company’s outstanding common stock continuously for at least three years, to nominate and include in the Company’s proxy materials director-nominees constituting up to two individuals or 20% of the Board (whichever is greater), provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in the amended By-Laws. Section 1.13 of Price Group’s Amended and Restated By-Laws sets out the procedures a stockholder must follow to use proxy access. Section 1.11 of Price Group’s Amended and Restated By-Laws sets out the procedures a stockholder must follow in order to nominate a candidate for Board membership outside of the proxy access process. For these requirements, please refer to the Amended and Restated By-Laws as of December 10, 2015, filed with the SEC on December 10, 2015, as Exhibit 3(ii) to a Current Report on Form 8-K.

Olympia J. Snowe, Chair
Mary K. Bush
H. Lawrence Culp, Jr.
Anne Marie Whittemore
Alan D. Wilson

PROXY STATEMENT 2018    23

Security Ownership of Certain Beneficial Owners and Management

Stock Ownership of 5% Beneficial Owners

To our knowledge, these are the following beneficial owners of more than 5% of our outstanding common stock as of February 23, 2018.

Name and Address	Amount and Nature of Beneficial Ownership	Percent of Class
BlackRock, Inc.
55 East 52nd Street
New York, NY 10055	17,337,902 shares[1]	7.09%

State Street Corporation
State Street Financial Center
One Lincoln Street
Boston, MA 02111	13,314,981 shares[2]	5.44%

The Vanguard Group
100 Vanguard Boulevard
Malvern, PA 19355	18,340,906 shares[3]	7.50%
[1]	Based solely on information contained in a Schedule 13G/A filed with the SEC on January 29, 2018, by BlackRock, Inc. Of the 17,337,902 shares beneficially owned, BlackRock, Inc., has sole power to vote or direct the vote of 15,119,431 shares and sole power to dispose or to direct the disposition of 17,337,902 shares.
[2]	Based solely on information contained in a Schedule 13G filed with the SEC on February 14, 2018, by State Street Corporation. State Street Corporation has shared power to vote or direct the vote and shared power to dispose or direct the disposition of 13,314,981 shares.
[3]	Based solely on information contained in a Schedule 13G/A filed with the SEC on February 12, 2018, by The Vanguard Group. Of the 18,340,906 shares beneficially owned, The Vanguard Group has sole power to vote or direct the vote of 337,685 shares, sole power to dispose or to direct the disposition of 17,964,212 shares, shared power to vote or direct the vote of 45,545 shares, and shared power to dispose or to direct the disposition of 376,694 shares.

Stock Ownership of Management

The following table sets forth information regarding the beneficial ownership of our common stock as of the record date, February 23, 2018, by (i) each director and each nominee for director, (ii) each person named in the Summary Compensation Table, and (iii) all directors and executive officers as a group. Share amounts and percentages shown for each individual or group in the table assume the exercise of all stock options exercisable by such individual or group within 60 days of the record date and the settlement of restricted stock units that are vested or will vest within 60 days of the record date. Except as otherwise noted, all shares are owned individually with sole voting and dispositive power.

Name of Beneficial Owner	Amount of Beneficial Ownership		Percent of Class[1]
Christopher D. Alderson	583,016	[2]	*
Mark S. Bartlett	19,237	[3]	*
Edward C. Bernard	1,983,304	[4]	*
Mary K. Bush	18,678	[5]	*
H. Lawrence Culp, Jr.	19,958	[6]	*
Dr. Freeman A. Hrabowski, III	64,041	[7]	*
Robert F. MacLellan	59,086	[8]	*
Kenneth V. Moreland	92,284		*
Brian C. Rogers	2,797,302	[9]	1.1%
Robert W. Sharps	428,614	[10]	*
Olympia J. Snowe	12,013	[11]	*
William J. Stromberg	1,087,223	[12]	*
Dwight S. Taylor	33,400	[13]	*
Richard R. Verma	—	[14]	*
Anne Marie Whittemore	51,231	[15]	*
Sandra S. Wijnberg	7,341	[16]	*
Alan D. Wilson	7,391	[17]	*
Directors and All Executive Officers as a Group (21 persons)	7,692,895	[18]	3.1%
[1]	Beneficial ownership of less than 1% is represented by an asterisk (*).

24    T. ROWE PRICE GROUP

[2]	Includes 240,121 shares that may be acquired by Mr. Alderson within 60 days upon the exercise of stock options and 262,000 shares held by a member of Mr. Alderson’s family.
[3]	Includes 2,837 unvested restricted stock awards.
[4]	Includes (i) 163,716 shares that may be acquired by Mr. Bernard within 60 days upon the exercise of stock options, (ii) 279,463 shares held in a family trust, (iii) 60,500 shares held by a member of Mr. Bernard’s family, and (iv) 846,210 shares held by trusts for which Mr. Bernard is a trustee and disclaims beneficial ownership. Neither he nor any member of his family has any economic interest in the trusts described in (iv).
[5]	Includes 2,837 unvested restricted stock awards and 13,241 vested stock units that will be settled in shares of the Company’s common stock upon Ms. Bush’s separation from the Board.
[6]	Includes (i) 8,700 shares that may be acquired by Mr. Culp within 60 days upon the exercise of stock options, (ii) 2,837 unvested restricted stock awards, (iii) 1,123 shares held in a family trust and foundation, (iv) 884 shares held by a family member’s trust, and (v) 2,064 shares held by a limited liability company in which Mr. Culp has an interest and disclaims beneficial ownership.
[7]	Includes (i) 26,008 shares that may be acquired by Dr. Hrabowski within 60 days upon the exercise of stock options, (ii) 4,885 vested stock units that will be settled in shares of the Company’s common stock upon Dr. Hrabowski’s separation from the Board, and (iii) 33,148 shares held by a member of Dr. Hrabowski’s family.
[8]	Includes (i) 51,268 shares that may be acquired by Mr. MacLellan within 60 days upon the exercise of stock options, (ii) 2,837 unvested restricted stock awards, and (iii) 4,981 vested stock units that will be settled in shares of the Company’s common stock upon Mr. MacLellan’s separation from the Board.
[9]	Includes (i) 106,122 shares that may be acquired by Mr. Rogers within 60 days upon the exercise of stock options, (ii) 200,000 shares held by a member of Mr. Rogers’ family, and (iii) 150,000 shares held in a family trust in which Mr. Rogers disclaims beneficial ownership.
[10]	Includes 125,025 shares that may be acquired by Mr. Sharps within 60 days upon the exercise of stock options and 21,081 unvested restricted stock awards.
[11]	Includes 2,713 vested stock units that will be settled in shares of the Company’s common stock upon Ms. Snowe’s separation from the Board.
[12]	Includes (i) 112,912 shares that may be acquired by Mr. Stromberg within 60 days upon the exercise of stock options, (ii) 400,000 shares held by a limited liability company in which Mr. Stromberg has an interest, and (iii) 66,000 shares held in a family trust for which Mr. Stromberg disclaims beneficial ownership.
[13]	Includes 2,837 unvested restricted stock awards and 29,363 vested stock units that will be settled in shares of the Company’s common stock upon Mr. Taylor’s separation from the Board.
[14]	Mr. Verma has been nominated for addition to the Board at the Annual Meeting and does not own any shares of the Company’s common stock.
[15]	Includes 29,141 shares that may be acquired by Ms. Whittemore within 60 days upon the exercise of stock options and 11,205 vested stock units that will be settled in shares of the Company’s common stock upon Ms. Whittemore’s separation from the Board.
[16]	Includes 2,837 unvested restricted stock awards and 4,504 vested stock units that will be settled in shares of the Company’s common stock upon Ms. Wijnberg’s separation from the Board.
[17]	Includes 7,391 vested stock units that will be settled in shares of the Company’s common stock upon Mr. Wilson’s separation from the Board.
[18]	Includes (i) 953,511 shares that may be acquired by all directors and executive officers as a group within 60 days upon the exercise of stock options, (ii) 41,547 unvested restricted stock awards held by certain directors and executive officers, (iii) 78,285 stock units held by eight of the non-employee directors that are vested and will be settled in shares of the Company’s common stock upon their separation from the Board, and (iv) 2,435,673 shares held by family members, held in family trusts or limited liability companies of certain executive officers and held by trusts in which certain executive officers are trustees.

PROXY STATEMENT 2018    25

Section 16(a) Beneficial Ownership Reporting Compliance

We believe that all filing requirements to comply with Section 16(a) of the Securities Exchange Act were met during the calendar year 2017, except for the late filing of SEC Form 4 in September 2017 for certain of our executive officers as a result of an administrative error. The original filing for these executive officers’ transactions were due on September 8, 2017, but were not filed until September 19, 2017. Each late Form 4 reported one transaction for Messrs. Alderson, Bernard, Moreland, Stromberg, and Wiese.

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Discussion and Analysis (CD&A) provides an overview and analysis of our executive compensation philosophy and addresses the principal elements used to compensate our executive officers. In this section, we address the 2017 compensation determinations and the rationale for those determinations for our named executive officers (NEOs). This CD&A should be read together with the compensation tables that follow this section. Our NEOs for 2017 are as follows:

Name	Title
William J. Stromberg	President and Chief Executive Officer
Kenneth V. Moreland	Chief Financial Officer and Treasurer
Edward C. Bernard	Vice Chairman
Christopher D. Alderson	Co-head of Global Equity
Robert W. Sharps	Co-head of Global Equity[1]
[1]	Effective March 1, 2018, Mr. Sharps became the Head of Investments.

Executive Summary

Our compensation programs recognize and reward performance, with a focus on rewarding the intermediate- and long-term achievements of our NEOs, as measured by a number of factors, including:

■	financial performance and financial stability of Price Group;
■	relative investment performance of our investment products; and
■	performance of our NEOs against corporate and individual goals established at the beginning of the year.

Our compensation programs are also designed to reward for other important contributions such as our culture, service quality, customer retention, risk management, corporate reputation, and the quality of our team of associates and collaboration within those teams. The majority of NEO compensation is performance-based and includes a material equity component, thereby ensuring compensation is dependent on the Company’s annual and longer-term performance.

Overall, 2017 was a very good year for T. Rowe Price, our clients, and our stockholders. We delivered strong relative investment performance for our clients, experienced diversified organic growth across geographies and distribution channels, delivered strong financial results while investing for growth, and continued our track record of strong returns of capital to our stockholders. These results, which are further detailed below, were considered by the Compensation Committee in setting 2017 pay for our NEOs.

For 2017, performance-based incentives awarded to William J. Stromberg, our president and chief executive officer (CEO) increased 25% over the prior year, with the majority of the increase in performance-based restricted stock units. This increase reflects both the Committee’s assessment of Mr. Stromberg’s performance in his second year as CEO and an evaluation of competitive levels of compensation among peers. We expect that long-term equity incentives will play an important part of future increases in CEO pay. Mr. Moreland retired in early 2018 and received a retirement payment in lieu of a 2017 bonus or long-term equity award. The terms of his arrangement are discussed under the Post-Employment Payments section of this CD&A on page 41.

26    T. ROWE PRICE GROUP

The mix of compensation elements awarded this year to our CEO and other continuing NEOs, as illustrated below, reflects our compensation philosophy. Fixed base salary composes a small portion of overall compensation, whereas performance-based pay, in annual cash incentives and long-term equity awards, represents the most significant portion.

CEO COMPENSATION
$11.7M
30%
3%
65%
OTHER NEOS COMPENSATION
(excluding CFO)
$27.0M
25%
4%
70%
Base Salary
Cash Incentive
Equity Incentives
Other Compensation

2017 PERFORMANCE HIGHLIGHTS

Each year, we identify both long-term and short-term goals that are designed to promote a team-oriented structure that operates in the best interests of our clients, associates, and stockholders. Our performance against our 2017 goals and objectives, which are described on page 36, was as follows:

■	Investment performance relative to our peers has been strong over a long period. The percentage of our Price funds across their share classes and our asset allocation funds that outperformed their comparable Lipper averages on a total return basis and percentage in top Lipper quartile for the one-, three-, five-, and 10-years ended December 31, 2017, were:
	One year	Three years	Five years	10 years
Outperformed Lipper averages
All Price funds (across their share classes)	72%	84%	82%	81%
Asset allocation	86%	97%	93%	93%

Top Lipper quartile
All Price funds (across their share classes)	38%	50%	55%	57%
Asset allocation	59%	60%	82%	86%
■	88% of our rated Price funds’ assets under management ended the year with an overall rating of four or five stars from Morningstar.
■	The performance of our funds and institutional strategies against benchmarks remains competitive over longer periods.
■	Our strong investment performance, combined with our growing distribution reach, helped us extend our leadership position in a number of core businesses.

PROXY STATEMENT 2018    27

■	Our operating results have increased significantly over the last five years. Results for 2017 in comparison to the prior two years, and to 2012, are as follows:
	Assets Under Management (in billions)	Net Revenue (in billions)	Net Operating Income (in billions)	Operating Margin	Net Income Attributable to TRPG (in billions)	Diluted Earnings per Share	Non-GAAP Diluted Earnings per Share	Cash Returned to Stockholders (in billions)
2017	$991.1	$4.8	$2.1	44%	$1.5	$5.97	$5.43	$1.0

2016	$810.8	$4.2	$1.7	41%	$1.2	$4.75	$4.49	$1.2

2015	$763.1	$4.2	$1.9	45%	$1.2	$4.63	$4.39	$2.0

2012	$489.5	$3.0	$1.4	45%	$.8	$3.36	$3.20	$.7
■	In 2017, strong relative investment performance, robust markets, and solid organic growth increased our assets under management by $180.3 billion to $991.1 billion at December 31, 2017. During 2017, clients added $14.0 billion while market appreciation and income, net of distributions not reinvested, added $166.3 billion. As a result, our net revenue increased 13.5% over 2016, as average assets under management increased 16.8%.
■	Our overall financial condition remains very strong, as we finished the year with $5.8 billion of stockholders’ equity, $2.7 billion of cash and discretionary investments in T. Rowe Price investment products, and no debt. We also had redeemable seed capital investments in T. Rowe Price investment products of $1.2 billion at December 31, 2017.
■	We increased our annual recurring dividend for the 31st consecutive year, by 5.6%. The average increase in our annual recurring dividend has been 12.0% over the last 10 years. We expended $458.1 million to repurchase 6.6 million shares, or 2.7% of our outstanding common stock, in 2017. Dividends and stock repurchases will vary depending upon our financial performance and liquidity, market conditions, and other relevant factors.
■	We have seen early, but encouraging, signs of success in the execution of our strategic initiatives to strengthen and extend our core businesses across products, distribution, and technology. Some successes include:
■	We have more than doubled our multi-asset team over the last two years in order to broaden our global product suite and build consultative solutions in Asia Pacific and Europe, the Middle East, and Africa. Our multi-asset products now make up 29.5% of our assets under management.
■	A number of the new investment strategies and vehicles we launched from 2015 through 2017 have gained traction, including the Active Plus Portfolios and the I Classes of our Price fund offerings.
■	We expanded our distribution reach by making our Price funds available to retail investors and advisors on no-transaction-fee platforms at Fidelity and Charles Schwab.
■	We opened our Maryland Innovation Center, which has introduced a variety of new digital capabilities across our Individual Investors and Retirement Plan Services channels.
■	We launched our New York Technology Development Center, where a growing team of specialized technology professionals and data scientists are focused on improving client experiences, enhancing client segmentation, and augmenting our investment process.
■	We completed the acquisition of the Henderson High Yield Opportunities Fund in May 2017, providing additional high yield capacity. Performance remains strong, and assets under management has grown significantly since the acquisition.

28    T. ROWE PRICE GROUP

■	We successfully completed key phases of the fund accounting and portfolio recordkeeping systems transition to BNY Mellon, which will enable us to finalize fund accounting transition in the third quarter of 2018.
■	We have added several key new leaders into the Company, with an emphasis in investments, distribution, and technology; the high-priority areas of our strategic investments.

EXECUTIVE COMPENSATION PRACTICES

At the 2017 annual meeting, our stockholders cast a non-binding advisory vote on the compensation of the NEOs. Nearly 96% of the shares voted approved the compensation paid to our NEOs. The Compensation Committee welcomed this feedback and considers it supportive of our approach to provide a significant portion of the compensation of our executive officers, including our NEOs, as restricted stock units that vest over time and for our NEOs to be subject to preestablished performance goals based on relative operating margin so that their interests are effectively aligned with the future performance of the Company. The Compensation Committee continues to implement and maintain practices in our compensation programs and related areas that reflect responsible corporate governance and compensation practices. These practices include the following:

What We Do	What We Don’t Do
Include all independent directors on the Compensation Committee.	Allow executives or independent directors to short-sell the Company stock or hedge to offset a possible decrease in the market value of Company stock held by them.

Impose significant stock ownership and retention requirements on our independent directors, NEOs, and other select members of senior management.	Enter into change-in-control agreements with any of our executive officers.

Emphasize variable compensation, including long-term equity incentive compensation.	Provide excise tax gross-ups.

Award restricted stock units that are subject to a 12-month objective performance-based earning period and a five-year ratable vesting schedule.	Enter into broad-based employment agreements with our United States-based executive officers.

Impose double-trigger vesting on acceleration of awards granted under our 2012 Long-Term Incentive Plan (2012 Incentive Plan) in the event we are acquired or taken over by another company.	Pay dividends on unearned performance-based restricted stock units.

Engage an independent compensation consultant who provides services only to the Compensation Committee and provides no other services to the Company or its management.	Accelerate the vesting of equity awards on an executive officer’s retirement.

Use a comprehensive risk management program designed to identify, evaluate, and control risks and our compensation and stock ownership programs work within this risk management system.	Permit the repricing or exchange of equity awards in any scenario without stockholder approval.

Have a recoupment policy for both cash and equity incentive compensation in place for executive officers in the event of a material restatement of our financial results within three years of the original reporting.
Sponsor any supplemental executive retirement plans or provide significant perquisites and other personal benefits to our executive officers.

PROXY STATEMENT 2018    29

Executive Compensation Philosophy and Objectives

Our NEO compensation programs are designed to satisfy two core objectives:

■	attract and retain talented and highly skilled management professionals with deep experience in investments, business leadership and client service; and
■	maintain alignment of interests between our management professionals and our stockholders by focusing on long-term corporate performance and value creation, emphasizing appropriate enterprise risk-taking, reinforcing a “client-focused” and collaborative culture, and reward associates for the achievement of strategic goals.

We believe NEO compensation should be straight-forward, goal-oriented, longer-term focused, transparent, and consistent with stockholder interests. In addition, NEO compensation should be linked directly to our overall corporate performance, as well as to our success in achieving our long-term strategic goals.

KEY ELEMENTS OF 2017 NEO COMPENSATION

Our compensation program consists primarily of three elements: base salary, annual cash incentives, and long-term equity awards. By design, a significant portion of NEO compensation is performance-based, which aligns pay to Company performance and to their individual performance against goals. There is no preestablished formula for the allocation between cash and noncash compensation or between short-term and long-term compensation. Instead, each year the Compensation Committee determines, in its discretion, the appropriate level and mix of short-term and long-term awards to our NEOs to reward annual performance and to encourage meeting our long-term strategic goals. The key features and purpose of the primary compensation elements are detailed in the table below.

Element	Key Features	Purpose
Salary	■ Fixed annual cash amount. ■ Salary paid to our most senior personnel in the U.S. has been capped at $350,000 since 2005. ■ Mr. Alderson’s salary has been capped at £240,000 since January 1, 2017.	■ Represents a smaller component of total compensation, so that the substantial majority of NEO compensation is dependent on performance-based annual incentives as well as long-term equity incentives.

30    T. ROWE PRICE GROUP

Element	Key Features	Purpose
Annual Incentive Compensation Pool (AICP)
■   Represents a material portion of the NEO’s
      total compensation.

■   Administered by the Compensation
      Committee.

■   The AICP is part of the Company’s overall
      bonus pool, in which nearly all employees
      participate.

■   The AICP represents an aggregate maximum
      bonus pool available to the NEOs and other
      executive officers that is based solely on the
      financial performance of the Company in the
      current fiscal year. The Compensation
      Committee annually determines the
      maximum percentage of the total bonus pool
      set by the AICP that can be awarded to
      each NEO.

■   Actual bonus amounts awarded to each NEO
      are based on Company financial and
      operating performance relative to annual
      goals and objectives plus individual
      performance and contributions of each NEO
      toward those results.

■   Actual amounts for each NEO are typically
      significantly less than the maximum amount
      determined under the plan.

■   Provides structure for incentive compensation
      and, coupled with the use of discretion by the
      Compensation Committee, aligns cash
      compensation of the NEOs and other senior
      management to the annual performance of
      the Company.

■   Motivates our NEOs and other senior
      management to achieve goals and objectives
      that are consistent with our long-term
      strategy.

■   Provides competitive cash compensation to
      attract and retain diverse high-quality talent.

Long-Term Equity Incentives
■   Represents a material portion of the NEO’s
      total compensation.

■   The value of the grant for each NEO is based
      on the NEO’s relative level of corporate
      management and functional responsibility,
      competitive assessment of similar roles within
      the marketplace, individual performance, and
      expected future long-term contributions.

■   For 2017, all long-term equity award values
      granted to NEOs were performance-based
      restricted stock units.

■   Grants are awarded at the regularly
      scheduled December meeting of the
      Compensation Committee.

■   The performance-based restricted stock units
      an NEO can earn can range from 0-100% of
      the total units granted based on an operating
      margin performance relative to peers.

■   For the 2017 annual grant, earned units will
      vest at a rate of 20% per year starting in
      February of the year following the end of the
      performance period.

■   Creates strong alignment of the financial
      interests of our NEOs directly to long-term
      performance, as measured by our relative
      profitability and stock price.

■   Provides a significant incentive to our NEOs
      and other senior management to protect and
      enhance long-term stockholder value.

■   Motivates our NEOs and other senior
      management to focus on long-term
      performance and profitability.

■   Enhances the link between compensation
      and company performance through the
      granting of performance-based restricted
      stock units.

■   Provides competitive compensation to attract
      and retain diverse high-quality talent.

PROXY STATEMENT 2018    31

Annual Incentive Compensation Pool

The Annual Incentive Compensation Pool is determined by the annual performance of the Company and is intended to permit bonuses paid to our NEOs to qualify for a federal income tax deduction under Section 162(m) of the Internal Revenue Code. The maximum bonus pool under the AICP is an amount equal to 6% of the first $50 million of “adjusted earnings,” plus 8% of the amount by which “adjusted earnings” exceed $50 million. Adjusted earnings is defined as income before taxes as reflected in our audited consolidated statements of income, adjusted to exclude certain extraordinary, unusual, or nonrecurring items; any charge relating to goodwill; and the effect of changes in accounting policy.

The amounts awarded under the AICP are considered to be part of the overall annual bonus program in which nearly all of the employees of the Company are eligible to participate. The size of the Company’s total annual bonus pool is determined by the Compensation Committee and Management Compensation Committee and is based on the Company’s financial, reputational, and operational success over time, with a focus on valuing performance that serves the needs of our clients and the best long-term interests of our stockholders. In addition, we also consider the Company’s investment performance and service quality for clients, progress toward stated objectives relating to the Company’s long-term strategies, and the need to remain competitive to retain our key personnel.

Compensation Committee’s Use of Discretion

The Compensation Committee has exercised negative discretion to pay significantly less than the maximum amount available to each NEO under the AICP. The Compensation Committee believes that discretion is a critical feature of the Company’s executive compensation program. While the Compensation Committee uses financial and other metrics to set the maximum amount of the bonus pool and as a factor in the evaluation of the performance of our senior executives, our business is dynamic and requires us to respond rapidly to changes in market conditions and other factors outside our control that impact our financial performance. The Compensation Committee believes that a rigid, formulaic program based strictly on metrics could have unintended consequences such as encouraging executives to place undue focus on achieving specific metrics at the expense of others. In addition, formulaic compensation would not permit adjustments based on factors beyond the control of our executives as well as relative performance in relation to market conditions and less quantifiable factors such as recognition of key individual achievements. Discretion also allows the Compensation Committee to fully consider the overall performance of our executives, and it allows the Compensation Committee to maintain alignment between the bonus amounts paid to the NEOs and the bonus amounts paid to other senior personnel of the Company.

Long-Term Equity Incentives

We believe our long-term equity program is a significant factor in maintaining a strong correlation between the compensation of our top managers and professionals, including our NEOs, and the long-term interests of our clients and stockholders. Given the importance of this factor, the Compensation Committee increased the percentage of each NEO’s compensation as long-term equity incentives in 2017, excluding Mr. Moreland who had a special retirement arrangement. This is most prevalent for the CEO.

Our approach to long-term equity compensation for our NEOs has incorporated different award vehicles (e.g., stock options, restricted stock, or restricted stock units) and has varied over time. Starting in 2016, we moved away from stock options to granting restricted stock units and, in the case of our NEOs, performance-based restricted stock units. The use of performance-based equity compensation is prevalent among our competitors as it offers a more stable long-term incentive while still maintaining stockholder alignment. We will continue to monitor our usage and mix of specific equity award types and make adjustments as long-term business needs or market practice changes.

Additionally, prior to 2017, we made our equity grants in two tranches in February and September. For 2017, we changed to a single annual grant in December to more closely align our equity incentive grants to the timing of our annual bonus and other compensation decisions.

Over time, equity compensation is intended to represent a material portion of an NEO’s total realized compensation. As mentioned, the equity award value is meant to be a long-term reflection of the value added by the individual as well as their potential for future contributions to the Company. The total equity award value granted to an NEO from year to year is based on an evaluation of the individual’s performance and an assessment of the NEO’s relevant compensation positioning versus market peers in similar roles. The ultimate value realized from an equity award fluctuates with the Company’s market price, thus aligning NEO pay with stockholder interests.

32    T. ROWE PRICE GROUP

RISK MANAGEMENT AND THE ALIGNMENT OF MANAGEMENT WITH OUR STOCKHOLDERS

In determining the structure of our executive compensation program and the appropriate levels of incentive opportunities, the Compensation Committee considers whether the program rewards reasonable risk-taking and whether the incentive opportunities achieve the proper balance between the need to reward employees and the need to manage risk and protect stockholder returns. While the design of our executive compensation program is primarily performance-based, we believe that it does not encourage excessive risk-taking. Ongoing and active discussions with management regarding progress on short-term and long-term goals enables informed decisions while avoiding the risks that can be associated with managing short-term results to achieve predetermined formulaic outcomes.

Our compensation programs are designed to provide executive officers with appropriate incentives to create long-term value for stockholders while taking thoughtful and prudent risks to grow value over time. We believe that our equity program, our stock ownership guidelines, and the very significant stock ownership of our NEOs create important links between the financial interests of our executives and long-term performance and mitigate any incentive to disregard risks in return for potential short-term gains. In addition, the Company has in place a robust risk management program designed to identify, evaluate, and control risks. Through this program, we take a companywide view of risks and have a network of systems and oversight to ensure that risks are not viewed in isolation and are appropriately controlled and reported, including a system of reporting to the chief executive officer, the Audit Committee, and the full Board of Directors. We believe that our compensation and stock ownership programs work within this risk management system.

PROXY STATEMENT 2018    33

Process for Determining Executive Compensation

The Compensation Committee has established a comprehensive process for:

■	reviewing our executive compensation program designs to ensure that they are aligned to our philosophy and objectives,
■	establishing goals to assess performance against, and
■	setting compensation for the NEOs and other senior executives.

The table below summarizes the actions taken by the Compensation Committee throughout 2017.

First Quarter	Second Quarter
  ■   Discuss the Company’s strategic imperatives and
        related goals and objectives for the year.

  ■   Designate participants in AICP and set each NEO’s
        maximum payout percentage.

  ■   Certify prior-year financial results for payout of the
        AICP and determine whether performance thresholds
        on prior-year restricted stock units had been met.

  ■   Review our compensation governance practices.

  ■   Assess progress against the Company’s strategic
        imperatives and related goals and objectives for the
        year.

  ■   Review the Company’s current year-to-date
        performance, including financial, investment, and
        client service performance.

  ■   Consider with members of the Management
        Compensation Committee the potential funding size
        of the overall annual bonus pool.

Third Quarter	Fourth Quarter
  ■   Review with management and our independent
        compensation consultant the external trends in both
        the investment management industry and more
        broadly, regulatory and other developments affecting
        executive compensation.

  ■   Assess progress against the Company’s strategic
        imperatives and related goals and objectives for
        the year.

  ■   Review the Company’s current year-to-date
        performance, including financial, investment, and
        client service performance.

  ■   Consider with members of the Management
        Compensation Committee the potential funding size
        of the overall annual bonus pool.

  ■   Consider stockholder and proxy advisor feedback in
        connection with our say-on-pay vote results.

  ■   Review projected peer compensation data provided
        by our independent compensation consultant and
        McLagan Partners survey data.

  ■   Evaluate the Company’s performance against its
        goals.

  ■   Evaluate executive officer performance against goals
        of their respective roles, with input from the CEO for
        certain other executive officers.

  ■   Approve the size of the Company’s overall annual
        bonus pool and determine the annual incentive cash
        pool payout to each NEO and other AICP
        participants.

  ■   Consider with the members of the Management
        Compensation Committee the size and parameters of
        the year’s equity incentive program.

  ■   Define the performance metric and performance
        period for restricted stock units granted to our
        executive officers as part of the annual equity
        incentive program.

ROLE OF INDEPENDENT COMPENSATION CONSULTANT

Johnson Associates provides the Compensation Committee with information about the competitive market for senior management in the investment management and financial services industries and compensation trends across industries generally. A representative from Johnson Associates attended and presented to the Compensation Committee on these matters at their meeting in September 2017. Johnson Associates also provided guidance and assistance to the Compensation Committee as it made its 2017 incentive compensation decisions at its December 2017 meeting.

34    T. ROWE PRICE GROUP

Frederic W. Cook & Co., Inc. served as the Compensation Committee’s independent compensation consultant through August 2017. After conducting a process to review its compensation consulting relationship, in September 2017, the Compensation Committee replaced FW Cook and engaged Johnson Associates as their independent compensation consultant. The Compensation Committee benefited from each consultant’s broad experience in advising compensation committees, in-depth understanding of investor perspectives on compensation, and familiarity with our compensation programs and policies and those in the financial services industry. The Compensation Committee will continue to periodically review its relationship with Johnson Associates and their continued appointment as the Committee’s independent consultant.

Many of our key competitors are not publicly traded or are subsidiaries of larger companies. These competitors generally do not make public the compensation data of their top executive officers. At the October 2017 Compensation Committee meeting, Johnson Associates presented a report of expected competitive pay for each NEO based on current industry trends and their market evaluation of each NEO’s role. This data, along with competitive market data provided to management by McLagan Partners (McLagan) and input from the CEO and other senior executive officers of the Company, provided guidance to the Committee in their compensation decisions for each NEO.

McLagan has an extensive database on compensation for most investment management companies, including private companies for which information is not otherwise generally available. McLagan summarizes data by role across multiple companies without specifically identifying information for a particular company. Management uses the summary information from McLagan for a reasonable estimation of compensation levels in the industry for persons with specific roles relevant to our business (e.g., portfolio manager, analyst, client service manager, etc.). Relevant portions of this information are shared by executive management with the Compensation Committee. McLagan works with management and does not act as a compensation consultant to the Compensation Committee.

Neither FW Cook nor Johnson Associates has provided any services to the Company other than those provided to the Compensation Committee in their role as independent consultant. The Compensation Committee has assessed the independence of FW Cook and Johnson Associates pursuant to SEC rules and concluded that the work performed by each advisor does not raise any conflicts of interest.

COMPETITIVE POSITIONING

The Compensation Committee annually reviews competitive data regarding compensation at peer companies in the investment management industry with their independent compensation consultant and management. We do not set compensation levels to fall within specific ranges compared with benchmark data. Instead, we use the information developed by management using proxy data for peer group companies and survey data provided by McLagan and others about the competitive market for senior management to gain a general understanding of current compensation practices and to assist in the development of compensation programs and setting compensation levels for our senior executives. In this regard, the Compensation Committee reviewed compensation data for a competitive group comprising of the nine asset management companies listed below:

Affiliated Managers Group, Inc.	Eaton Vance Corp.	Invesco Ltd.
AllianceBernstein L.P.	Federated Investors, Inc.	Janus Capital Group, Inc.
BlackRock, Inc.	Franklin Resources, Inc.	Legg Mason, Inc.

The companies making up the peer group listed above were selected because they are public company traditional asset managers with significant assets under management. The Compensation Committee continuously reviews the composition of this peer group to analyze our executive compensation program and determine whether any changes should be made. In addition to specific information on these companies, the Compensation Committee reviewed aggregated summary compensation data based on information from surveys that include some of the peer companies listed above as well as other public and nonpublic companies with which we compete for executive talent, including the Capital Group Companies Inc., Fidelity Investments, Goldman Sachs Group Inc., JPMorgan Chase, MFS Investment Management, Oppenheimer & Co. Inc., Pacific Investment Management Company LLC., Putnam Investments, The Vanguard Group Inc., Wellington Management Company LLP, and Western Asset Management Co.

In light of our overall performance in 2017, the Compensation Committee believes that the compensation paid to our CEO and other NEOs is reasonable in relation to the compensation paid by our peer companies both on an absolute basis and in comparison to relevant financial performance metrics.

PROXY STATEMENT 2018    35

2017 Compensation Decisions

Given our shared and collaborative leadership structure, when setting the compensation in 2017, the Compensation Committee considered the collective contribution of the NEOs to the Company’s strategic imperatives as highlighted in the executive summary to this CD&A as well as their contributions to the related annual goals described below. The Compensation Committee considered each NEO’s individual contributions to the achievement of these and longer-term goals and the NEO’s individual performance in their functional responsibilities. The Compensation Committee also looked to maintain reasonable alignment between the compensation of the NEOs and other senior personnel in order to retain talent and maintain an internally consistent compensation environment.

BASE SALARY

Each of our NEOs based in the U.S. had a base salary of $350,000 for 2017. This level of base salary is consistent with the base salary paid to our most senior personnel and has not changed since 2005. Mr. Alderson is based in the U.K. and was paid a base salary of £240,000 in 2017.

INCENTIVE COMPENSATION

At the beginning of 2017, the Compensation Committee identified goals for the NEOs and other senior management. Performance relative to these goals guides our cash and equity incentive program decisions for each NEO. Some of the objectives are relatively consistent from year to year, while others will vary depending upon the strategic initiatives for that year. Accordingly, some of the goals are longer term in nature and others are specifically focused on annual or other short-term objectives. All are designed to promote a team-oriented structure that operates in the best interests of clients, associates, and stockholders. Taking into account the unique challenges of an investment management firm, goals are intended to optimize management’s effectiveness in managing factors within its control, while positioning the Company to successfully navigate market volatility and other external factors beyond management’s control.

Long-term goals that apply every year include the objective to recruit, develop, and retain diverse associates of the highest quality while creating an environment of collaboration and appropriately rewarding individual achievements and initiatives. This focus on our associates is intended to create a combination of talent, culture, and processes that will allow us to achieve superior investment results, market our products effectively, and deliver outstanding service on a global basis. Specific goals established for 2017, and against which performance of our NEOs was judged at year-end, consisted of the following:

Perform for Our Clients

■	Sustain strong long-term investment results and competitiveness of our investment strategies.
■	Expand and enhance our investment capabilities and products to meet evolving client demands, while managing investment capacity.
■	Maintain our reputation for integrity, as well as our positive brand image and competitive name awareness.

Invest in Our People

■	Attract, develop, and retain top senior leadership and investment talent and plan for management succession.
■	Continue to develop human talent capabilities, attract and retain a collaborative and diverse workforce, and enhance internal communications.

Enhance Our Global Capabilities and Infrastructure

■	Evolve our enterprise culture, workplace, and organizational capabilities to position us for long-term success.
■	Ensure that our global investment operating model, capabilities, and processes continue to evolve to be successful on a larger scale.
■	Sustain and enhance our diversified distribution strategy and capabilities to support long-term organic growth.
■	Continue appropriate investment to enhance our organizational, systems, and risk management capabilities to effectively manage the increasing scope and complexity of our business in a global context.

36    T. ROWE PRICE GROUP

Deliver and Grow Operating Results and Maintain Financial Strength

■	Manage our financial position and financial performance to protect and benefit our clients, associates, and stockholders, striking a balance between short-term financial results and the need to continuously invest in long-term capabilities.

Individual Performance Considerations

In addition to the Company’s performance highlighted in the executive summary on page 26, the Compensation Committee considered the following individual contributions when setting 2017 compensation, with the exception of Kenneth V. Moreland who was compensated for 2017 under a separate retirement agreement.

Name	Compensation Committee Considerations
William J. Stromberg President and Chief Executive Officer	Role Considerations
	■	Leadership, responsibility, and performance in second year as president and chief executive officer, and chair of our Management Committee and Management Compensation Committee.

Individual Achievements
■
Led the ongoing execution of our integrated enterprise strategy. This included significant enhancements to the Company’s governance of enterprise change programs and continued evolution of our organizational structure.

	■	Broadened the Management Committee with several new appointments, and transitioned new leaders into the Investments and Finance functions.
	■	Overall investment performance remained very strong for three-, five-, and 10- year periods against peers and benchmarks; investment performance was very competitive in 2017.
■
Annual net revenues grew 14% and diluted earnings per share on a non-GAAP basis increased 21%, despite significant reinvestment back into the business to grow and diversify the Company. Return on equity was a healthy 28% for 2017, compared with 25% in 2016. The Company returned $1.0 billion to stockholders in 2017 through dividends and share repurchases, and the balance sheet strengthened further with $2.7 billion of cash and discretionary investments.

Edward C. Bernard Vice Chairman	Role Considerations
	■	Leadership, responsibility, and performance as chair of the Price funds’ Boards and as leader of the marketing, distribution, operations, technology and legal functions.

Individual Achievements
■
Lead support role to chief executive officer in development and implementation of a new integrated strategy. Managed the continuing implementation of a new operating model aligning operations with its related distribution function, and reorganized distribution channels.

	■	Key contributor on a variety of committees including Management, Management Compensation, and the Product Steering Committee, which he chairs.
■
Oversaw creation of our client experience and delivery transformation work. This capability will enhance the client experience of our individual investor and retirement plan participants while improving our effectiveness and efficiency.

	■	Guided the distribution and service groups which contributed to the Company’s increase in organic growth to 1.7% while also maintaining high customer satisfaction.
	■	Oversaw a significant increase in productivity of our technology efforts - increasing functionality while improving controls and efficiency.

PROXY STATEMENT 2018    37

Name	Compensation Committee Considerations
Christopher D. Alderson Co-head of Global Equity	Role Considerations
	■	Leadership, responsibility, and performance as co-head of global equity, head of International Equity, and chair of the International Steering Committee.

Individual Achievements
■
Investment performance for International Equity continued to be strong for one-, three-, and five-years against peers and benchmarks. Central leadership role in developing the talent and culture of the team to deliver excellent results at scale.

	■	Developed a three-year product road map for international equity products and led its early implementation.
■
Significant succession planning contributions and a key leader of our Brexit planning efforts. Key contributor on a variety of committees including, Management, Asset Allocation, and the Product Steering Committee.

	■	Outstanding client development contributions across U.S., Europe, and Asia.
Robert W. Sharps Co-head of Global Equity	Role Considerations
	■	Leadership, responsibility, and performance in first year as co-head of global equity and group chief investment officer.

Individual Achievements
	■	Excellent global equity investment performance over one-, three-, five- and 10-years with continued strengthening of the investment teams and collaboration between them.
	■	Coordinated activities of our newly formed six-person chief investment officer group. Excellent representation of the Company as group CIO.
	■	Influential oversight of global trading including successfully transitioning to a new global head of trading.
	■	Key contributions as director of certain Price funds’ boards and as contributor to our Price Group board meetings.
	■	Key contributor on a variety of committees, including Management, U.S. Equity, International Equity, Fixed Income, Asset Allocation, and the Product Steering Committee.
	■	Leadership role in preparing the Company for implementation of MiFID II regulation.

Annual Incentive Compensation

The AICP for 2017 was $195.4 million, compared with $161.1 million for 2016. In calculating the AICP for 2017, the Company’s 2017 audited income before taxes of $2,455.1 million was adjusted in accordance with the terms of the AICP for the nonrecurring insurance recoveries related to the Dell appraisal rights matter to determine adjusted earnings as defined under the AICP. The Compensation Committee approved, at the beginning of the year for each of the NEOs and certain other executive officers of the Company, the maximum percentage of the AICP that could be paid to each participant. The percentages assigned reflect an expectation of relative participation in the pool by the NEOs and certain other executive officers largely due to their respective roles and contribution to the Company rather than a prediction of the likely amount that ultimately will be awarded.

In 2017, the Committee elected to allocate only 50% of the AICP to our CEO and five other executive officers with the expectation that actual awards would be significantly less than the maximum amounts allocated to each officer. Accordingly, $97.7 million of the pool was not available for bonus allocations.

38    T. ROWE PRICE GROUP

The table below sets forth the maximum payout (in millions) based on the total bonus pool allocated to each NEO, with the exception of Kenneth V. Moreland who was compensated for 2017 under a separate retirement agreement, and the actual bonus determinations (in millions) made by the Compensation Committee for our NEOs for the years 2017 and 2016.

Name	2017 Maximum Payout Based on Total Pool	2017 Payout		2016 Payout		Percentage Change Over 2016 Payout
William J. Stromberg	$21.9	$7.6		$6.9		10.9%
Edward C. Bernard	$19.9	$6.0		$5.3		13.2%
Christopher D. Alderson	$19.9	$5.8	[1]	$5.4	[1]	6.9%
Robert W. Sharps	$19.9	$7.3		n/a		n/a
1	Bonus amounts received by Mr. Alderson pursuant to his employment agreement are paid in British pounds. In 2017, Mr. Alderson received a bonus of GBP 4.5 million, an increase of 12.5% over his GBP 4.0 million bonus payout in 2016.

The Compensation Committee does not use a formulaic approach in determining the maximum percentage of the pool that can be paid out or the actual amount paid to each of the NEOs. In this regard, the Compensation Committee considered it likely that it would exercise negative discretion consistent with past practice to pay significantly less than the maximum amount to the NEOs. Among other things, exercising such negative discretion allows the Company to spread more of the total available annual bonus pool to a broader group of contributors within the Company and maintains alignment between the bonus amounts paid to the NEOs and expected bonuses paid to peers with similar roles at our competitors. The Compensation Committee has the power to authorize additional incentive compensation or bonuses outside the AICP, but did not do so in 2017 other than in connection with the retirement agreement for Mr. Moreland.

Equity Incentive Compensation

Beginning in 2017, the Compensation Committee approved a change from twice-a-year grants made in February and September to a once-a-year grant made in December. The change was made to consolidate the equity grant awards into the Company’s year-end compensation process. By doing so, all elements of year-end compensation could be communicated at one time. Also as a result of the grant timing change, dividend equivalents on unvested units that would have accrued if the grant had been made earlier in the year were lost. The Compensation Committee approved a one-time supplemental cash payment in 2017 to continuing equity incentive compensation recipients, including certain NEOs, equivalent to the value of cash dividend equivalents lost as a result of the change in the award timing. The amount of this payment is referenced in the bonus column of the Summary Compensation Table on page 43.

As part of our annual equity incentive program, the Compensation Committee recommended to the Board of Directors, and the full Board approved, the granting of an equity award value in restricted stock units and performance-based restricted stock units to employees, including our NEOs, at the regularly scheduled committee meeting in December 2017. Mr. Moreland, who retired in early 2018, did not receive a 2017 equity award as he was being compensated under a separate retirement agreement. Each equity award value was converted to units using the closing stock price of our common stock on the date of grant. The NEOs were granted the following equity incentive value (in millions) and resulting performance-based restricted stock units in 2017.

Name	Equity Incentive Value	Performance- Based Restricted Stock Units
William J. Stromberg	$3.6	34,876
Edward C. Bernard	$1.6	15,719
Christopher D. Alderson	$2.0	19,649
Robert W. Sharps	$3.1	29,964
Total Granted to NEOs	$10.3	100,208

The NEOs’ grants represent 5% of the total equity awards we awarded to our employees in 2017 under our annual equity incentive program. The NEOs’ grants over the previous five years have represented on average 4% of the total equity awards we granted in each year. The Compensation Committee has emphasized the need to provide a greater percentage of executive officer compensation in the form of equity awards for 2017 and has thus increased grant sizes.

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Performance-Based Restricted Stock Units - Performance Thresholds and Vesting

Similar to prior years, the performance thresholds established by the Compensation Committee for the performance-based restricted stock units granted in 2017 to our NEOs were based on the Company’s operating margin for the performance period compared with the average operating margin of a designated group of public company peers (Industry Average Margin) that was composed of: Affiliated Managers Group, Inc., AllianceBernstein L.P., BlackRock, Inc., Eaton Vance Corp., Federated Investors, Inc., Franklin Resources, Inc., Invesco Ltd., and Legg Mason, Inc. This is the same proxy peer group listed above that is used in evaluating the competitive positioning of our compensation program, excluding Janus Capital Group, Inc., which was removed as a peer due to its acquisition in 2017. The Compensation Committee selected operating margin as the sole performance metric because it is a key indicator of profitability and relative financial performance in the asset management industry. Operating margin was determined by dividing net operating income by total revenues for the performance period, as reported in the consolidated financial statements filed with the SEC or, if such financial statements are not available for a peer company at the time of determination, as otherwise disclosed in a press release by such peer company; in each case, net operating income is adjusted to exclude the effects of goodwill impairment, the cumulative effect of changes in accounting policies or principles, and gains or losses from discontinued operations, as each is reflected on the face of or in the notes to the relevant financial statements.

The following table sets forth the performance thresholds and related percentage of restricted stock units eligible to be earned that were established by the Compensation Committee for the 2017 awards.

TROW Operating Margin as Percent of Industry Average Margin	>=100%	90%-99%	80%-89%	70%-79%	60%-69%	50%-59%	<50%
Amount of Restricted Stock Units Eligible to be Earned	100%	90%	80%	70%	60%	50%	0%

As detailed in the table below, the NEOs earned the full number of eligible restricted stock units in 2017 that were granted in February 2016 and September 2016.

Grant Date	Performance Period	TROW Operating Margin as Percent of Industry Average Margin	Amount Earned and Subject to Standard Vesting Schedule	Vesting Start Month/Year
February 2016	January 1, 2016 to December 31, 2016	Greater than 100%	100% Granted	December 2017
September 2016	July 1, 2016 to June 30, 2017	Greater than 100%	100% Granted	December 2017
December 2017	January 1, 2018 to December 31, 2018	Indeterminable at this time		February 2019

Restricted stock units earned by each NEO following the completion of the relevant 12-month performance period vests at a rate of 20% per year beginning in the month and year specified in the chart above once the Compensation Committee certifies the number of awards earned.

Other Compensation Policies and Practices

DEFINED CONTRIBUTION PLAN

Our U.S. retirement program provides retirement benefits based on the investment performance of each participant’s account. For 2017, we contributed $148,176 to this program for our U.S.-based NEOs as a group. We provide this program to all U.S. employees in order to assist them in their retirement planning. The contribution amounts are based on plan formulas that apply to all employees. Mr. Alderson is located in the U.K. and we pay him cash in lieu of a contribution to the U.K. pension program as a result of a Fixed Protection election made with the U.K. tax authorities, which required him to opt out of the U.K. pension program. In 2017, we paid him $28,934, which is based on the contribution formula in the program and is equal to the amount he would have received had he stayed in the program.

40    T. ROWE PRICE GROUP

PERQUISITES AND OTHER PERSONAL BENEFITS

We do not provide significant perquisites and other personal benefits to our executive officers. We make available to all senior officers programs related to executive health benefits and parking. We also cover certain costs associated with the NEOs’ spouses’ participation in events held in connection with the annual Price Group and Price funds joint Board of Directors meeting as well as other business-related functions. Mr. Alderson also receives, along with other senior personnel outside the United States, a minor travel insurance allowance. Additionally, the Compensation Committee has approved the payment of fees to the Federal Trade Commission for any filings required to be made by our executive officers under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended as a result of their stock ownership of the Company. The executive officer is responsible for any taxes due as a result of the Company paying the HSR Act filing fees and are not provided a tax gross-up payment.

SUPPLEMENTAL SAVINGS PLAN

The Supplemental Savings Plan provides certain senior officers, including the NEOs, the opportunity to defer receipt of up to 100% of their cash incentive compensation earned for a year during which services are provided. The amounts deferred are adjusted in accordance with the hypothetical investments chosen by the officer from a list of products under our U.S. retirement program. Any amounts so deferred must be deferred for a period of at least two years but may be deferred for a longer period or until termination of employment. Distributions from the Supplemental Savings Plan are made in a lump-sum payment or as installment payments for up to 15 years. For 2017, each of the NEOs elected to have a portion of their AICP payout deferred. See our Nonqualified Deferred Compensation Table on page 50 for more information.

POST-EMPLOYMENT PAYMENTS

The Company entered into an agreement (Agreement) with Mr. Moreland, its chief financial officer and treasurer, related to the retention of his services during a transition period preceding his retirement. Pursuant to the Agreement, and its subsequent amendment, the Company retained the services of Mr. Moreland as the chief financial officer and treasurer of the Company through the filing of the Form 10-K for the Company’s 2017 fiscal year on February 16, 2018. In addition to the continuation of his current $350,000 base salary during the period in 2017 and 2018 in which he was employed, he received additional compensation at the time of his retirement from the Company in an amount equal to $1,725,000.

As a condition to receipt of this payment, Mr. Moreland agreed, among other things, to remain with the Company as provided above, and to fully comply with the terms of the Agreement, including confidentiality and non-solicitation of employees.

Except as described above, we have not entered into severance or other post-employment agreements with any of our other NEOs. Consequently, we generally do not have any commitments to make post-employment payments to them. All agreements for stock option and stock awards granted to employees from our equity plans prior to February 2012 include provisions that may accelerate the vesting of outstanding equity awards upon the grantee’s death or in connection with a change in control of Price Group or, at the administrator’s discretion, upon disability of the grantee. We changed these acceleration provisions for stock options and stock awards granted on and after February 23, 2012, in the following ways: We aligned the treatment of the awards in the event of a grantee’s death or termination of employment due to total disability so that vesting acceleration will occur in both events. In addition, we provided for “double-trigger” vesting acceleration in the event the equity incentive awards are not terminated as part of the change-in-control transaction. This means that in such a circumstance, accelerated vesting only occurs if, at the time of or within 18 months after the change-in-control transaction, a participant’s employment is terminated involuntarily without cause or the participant resigns with good reason (generally requiring a material diminution in authority or duties, material reduction in compensation, or relocation by a substantial distance). If the acquiring entity requires that we terminate outstanding equity incentive awards as part of the change-in-control transaction, vesting also will accelerate and award holders will be given an opportunity to exercise outstanding stock options before such termination. The Compensation Committee can modify or rescind these provisions or adopt other acceleration provisions. See our Potential Payments on Termination or Change in Control on page 50 for further details.

RECOUPMENT POLICY

Our Board of Directors has adopted a Policy for Recoupment of Incentive Compensation for executive officers of the Company. This policy provides that in the event of a determination of a need for a material restatement of the Company’s financial results within three years of the original reporting, the Board will review the facts and circumstances that led to the requirement for the restatement and will take actions it deems necessary and appropriate. The Board will consider whether any executive officer received incentive compensation, including equity awards, based on the original financial statements that

PROXY STATEMENT 2018    41

in fact was not warranted based on the restatement. The Board will also consider the accountability of any executive officer whose acts or omissions were responsible in whole or in part for the events that led to the restatement. The actions the Board could elect to take against a particular executive officer include: the recoupment of all or part of any bonus or other incentive compensation paid to the executive officer, including recoupment in whole or in part of equity awards; disciplinary actions, up to and including termination; and/or the pursuit of other available remedies, at the Board’s discretion.

STOCK OWNERSHIP GUIDELINES

We have a stock ownership policy for our executive officers. This policy provides that our NEOs and our other executive officers are expected to reach levels of ownership determined as a stated multiple of an executive’s base salary within five years from the date when the executive assumed his or her position. The stated ownership multiples are 10 times base salary for the CEO and vice chairman, five times base salary for those executive officers on our Management Committee, and three times base salary for the remaining executive officers. Once the executive officer reaches the ownership target, the number of shares needed to reach the level is expected to be retained. All of our NEOs’ ownership levels are substantially above their required stock ownership guideline.

TAX DEDUCTIBILITY OF COMPENSATION

Prior to January 1, 2018, Section 162(m) of the Internal Revenue Code generally disallowed a tax deduction to public corporations for compensation greater than $1.0 million paid for any fiscal year to certain “covered employees,” defined under Section 162(m) as the corporation’s chief executive officer and to the three most highly compensated executive officers other than the chief executive officer and the chief financial officer. Certain forms of performance-based compensation, however, were excluded from the $1.0 million deduction limit if certain requirements were met.

In connection with making compensation decisions, the Compensation Committee has always considered the potential tax deductibility of executive compensation under Section 162(m) and sought to qualify certain elements of these applicable executives’ compensation as performance-based. Tax deductibility, however, is not the sole factor used by the Compensation Committee in setting compensation. Corporate objectives may not necessarily align with the requirements for full deductibility under Section 162(m). Accordingly, the Compensation Committee reserves the right to make payments or awards that are not deductible under Section 162(m) if the Compensation Committee determines that such nondeductible payments or awards are otherwise in the best interests of the Company and our stockholders.

Effective January 1, 2018 Section 162(m) was amended by the 2017 U.S. tax reform, originally known as the Tax Cuts and Jobs Act of 2017 (Tax Reform), to disallow a tax deduction for all compensation, including performance-based compensation, in excess of $1.0 million a public corporation pays to its covered employees, as defined under Section 162(m) as amended by the Tax Reform, unless the compensation qualifies for transition relief applicable to compensation payable pursuant to a written binding contract that was in effect on November 2, 2017. Guidance defining the scope of the transition relief has not yet been issued.

Notwithstanding the Compensation Committee’s efforts to structure the compensation paid or payable to the Company’s covered employees in a manner intended to be exempt from the Section 162(m) deduction limits, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, including the uncertain scope of the transition relief in connection with the Tax Reform’s repealing the deduction limit exemption under Section 162(m), no assurance can be given that compensation intended to satisfy the requirements for exemption from Section 162(m) will satisfy the exception or fall within the transition relief.

ACCOUNTING FOR STOCK-BASED COMPENSATION

We account for stock-based compensation in accordance with generally accepted accounting principles. Pursuant to the guidance, stock-based compensation expense is measured on the grant date based on the fair value of the award. We recognize stock-based compensation expense ratably over the requisite service period of each award and we consider, in the case of performance-based restricted shares and units, the probability of the performance thresholds being met.

42    T. ROWE PRICE GROUP

Report of the Executive Compensation and Management
Development Committee

As part of our responsibilities, we have reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K, which begins on page 26 of this proxy statement. Based on such review and discussions, we have recommended to the Board of Directors the inclusion of the Compensation Discussion and Analysis in this proxy statement and in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017.

Robert F. MacLellan, Chairman
Mark S. Bartlett
Mary K. Bush
H. Lawrence Culp, Jr.
Dr. Freeman A. Hrabowski, III
Olympia J. Snowe
Dwight S. Taylor
Anne Marie Whittemore
Sandra S. Wijnberg
Alan D. Wilson

Compensation of Named Executive Officers

SUMMARY COMPENSATION TABLE1

The following table summarizes the total compensation of our NEOs, who are the chief executive officer, the chief financial officer, and our three other most highly compensated executive officers.

Name and Principal Position	Year	Salary	Bonus[3]	Stock Awards[4]	Option Awards[5]	Non-Equity Incentive Plan Compensation[6]	All Other Compensation[7]	Total
William J. Stromberg President and Chief Executive Officer	2017	$350,000	$39,759	$3,550,028	$—	$7,600,000	$130,182	$11,669,969
	2016	$350,000	$—	$1,800,045	$—	$6,850,000	$82,350	$9,082,395
	2015	$350,000	$—	$807,923	$609,650	$6,600,000	$79,700	$8,447,273
Kenneth V. Moreland Chief Financial Officer and Treasurer	2017	$350,000	$1,725,000	$—	$—	$—	$73,352	$2,148,352
	2016	$350,000	$—	$485,061	$—	$1,000,000	$80,742	$1,915,803
	2015	$350,000	$—	$265,460	$200,290	$900,000	$80,412	$1,796,162
Edward C. Bernard Vice Chairman	2017	$350,000	$17,920	$1,600,037	$—	$6,000,000	$81,095	$8,049,052
	2016	$350,000	$—	$1,450,036	$—	$5,300,000	$79,836	$7,179,872
	2015	$350,000	$—	$692,505	$522,568	$5,300,000	$78,969	$6,944,042
Christopher D. Alderson[2] Co-head of Global Equity	2017	$309,300	$21,345	$2,000,072	$—	$5,799,200	$32,800	$8,162,717
	2016	$305,057	$—	$1,700,041	$—	$5,423,240	$57,999	$7,486,337
	2015	$343,970	$—	$923,340	$696,762	$5,732,835	$65,405	$7,762,312
Robert W. Sharps Co-head of Global Equity	2017	$350,000	$34,159	$3,050,036	$—	$7,300,000	$84,169	$10,818,364
[1]	Includes only those columns relating to compensation awarded to, earned by, or paid to the NEOs in 2017, 2016, and 2015. All other columns have been omitted. We have excluded Mr. Sharps’ compensation for 2016 and 2015, as he was not a named executive officer in these years.
[2]	Cash amounts received by Mr. Alderson pursuant to his employment agreement are paid in British pounds. In calculating the U.S. equivalent for amounts that are not denominated in U.S. dollars, the Company converts each payment to Mr. Alderson into U.S. dollars based on an average daily exchange rate during the applicable year. The average exchange rates for 2017, 2016, and 2015 were 1.28870, 1.35581 and 1.52876 U.S. dollars per British pound, respectively. Mr. Alderson’s 2016 cash compensation was lower compared with 2015 in U.S. dollar terms as a result of the significant decline in British pounds against the U.S. dollar. In British pounds, Mr. Alderson’s cash compensation was £4,740,000 in 2017 (12.2% increase), £4,225,000 in 2016 (6.3% increase), and £3,975,000 in 2015.
[3]	Messrs. Stromberg, Bernard, Alderson, and Sharps, along with other equity incentive participants, were paid a one-time supplemental cash bonus in 2017 for the cash dividend equivalents lost as a result of changing from a semiannual equity grant to

PROXY STATEMENT 2018    43

an annual equity grant. For Mr. Moreland, the 2017 amount was earned under a retirement agreement and paid out at the time of his retirement from the Company in 2018. This retirement amount was earned in lieu of a 2017 bonus under the annual incentive compensation pool and an equity award. See the Post-Employment Payments section of the Compensation Discussion and Analysis on page 41 for further details.

[4]	Represents the full grant date fair value of performance-based restricted stock units granted. The fair value was computed using the market price per share of T. Rowe Price common stock on the date of grant multiplied by the target number of units, as this was considered the probable outcome. See the Grants of Plan-Based Awards Table for the target number of units for 2017.
[5]	As discussed in our Compensation Discussion and Analysis, we did not utilize options in our 2017 and 2016 equity compensation program. Rather, we granted all performance-based restricted stock units. For 2015, the amounts represent the full grant date fair value computed using the Black-Scholes option-pricing model. A description of the assumptions used for volatility, risk-free interest rate, dividend yield, and expected life in the option-pricing model is included in the Significant Accounting Policies for Stock-Based Compensation of the 2017 Annual Report to Stockholders.
[6]	Represents cash amounts awarded by the Compensation Committee and paid to NEOs under the 2017 Annual Incentive Compensation Pool. See our Compensation Discussion and Analysis and the Grants of Plan-Based Awards Table for more details regarding the workings of this plan. The 2017 amounts include amounts elected to be deferred by all NEOs under the Supplemental Savings Plan. See the Nonqualified Deferred Compensation Table for further details.
[7]	The following types of compensation are included in the “All Other Compensation” column for 2017:
Name	Contributions to Retirement Program	Retirement Program Limit Bonus[a]	Matching Contributions to Stock Purchase Plan[b]	Matching Gifts to Charitable Organizations[c]	Hart-Scott- Rodino Fees[d]	Perquisites and Other Personal Benefits[e]	Total
William J. Stromberg	$36,000	$4,176	$4,000	$25,000	$45,000	$16,006	$130,182
Kenneth V. Moreland	$40,176	$4,176	$4,000	$25,000	$—	$—	$73,352
Edward C. Bernard	$36,000	$4,176	$4,000	$25,000	$—	$11,919	$81,095
Christopher D. Alderson	$—	$28,934	$—	$3,866	$—	$—	$32,800
Robert W. Sharps	$36,000	$4,176	$4,000	$25,000	$—	$14,993	$84,169
[a]	Cash compensation for the amount calculated under the U.S. retirement program that could not be credited to their retirement accounts in 2017 due to the contribution limits imposed under Section 415 of the Internal Revenue Code. For Mr. Alderson, the amount represents cash paid in lieu of a contribution to the U.K. pension program as result of a Fixed Protection election he made with the U.K. tax authorities which required him to opt out of the U.K. pension program. The amount is based on the contribution formula in the pension program and is equal to the amount he would have received had he stayed in the pension program.
[b]	Matching contributions paid under our Employee Stock Purchase Plan offered to all employees of Price Group and its subsidiaries.
[c]	NEOs, directors, and all employees of Price Group and its subsidiaries are eligible to have personal gifts up to an annual limit to qualified charitable organizations matched by our sponsored T. Rowe Price Foundation in the case of U.S. employees, and Price Group, in the case of employees outside the U.S. For 2017, all of the NEOs were eligible to have up to $25,000 matched.
[d]	Fees associated with Hart-Scott-Rodino antitrust filings. See our Compensation Discussion and Analysis for further details.
[e]	Costs incurred by Price Group under programs available to all senior officers, including the NEOs, for executive health benefits and parking, as well as certain costs covered by Price Group relating to spousal participation in events held in connection with the Price Group and Price funds annual joint Board of Directors meeting as well as other business-related functions.

44    T. ROWE PRICE GROUP

2017 GRANTS OF PLAN-BASED AWARDS TABLE1

The following table provides information concerning each plan-based award granted in 2017 to the executive officers named in the Summary Compensation Table and other information regarding their grants.

	Grant Date	Date of Compensation Committee Meeting at Which Grant Was Approved	Estimated Possible Payouts under Non-Equity Incentive Plan Awards[2]		Estimated Possible Payouts Under Equity Incentive Plan Awards		Grant Date Fair Value of Stock Awards[4]
Name			Threshold ($)	Maximum ($)	Target (#)	Maximum (#)
William J. Stromberg	2/15/2017[2]		$—	$21,934,880
	12/6/2017[3]	12/5/2017			34,876	34,876	$3,550,028
Kenneth V. Moreland	2/15/2017[2]		$—	$3,988,160
Edward C. Bernard	2/15/2017[2]		$—	$19,940,800
	12/6/2017[3]	12/5/2017			15,719	15,719	$1,600,037
Christopher D. Alderson	2/15/2017[2]		$—	$19,940,800
	12/6/2017[3]	12/5/2017			19,649	19,649	$2,000,072
Robert W. Sharps	2/15/2017[2]		$—	$19,940,800
	12/6/2017[3]	12/5/2017			29,964	29,964	$3,050,036
[1]	Includes only those columns relating to plan-based awards granted during 2017. All other columns have been omitted.
[2]	The maximum represents the highest possible amount that could have been paid to each of these individuals under the 2017 Annual Incentive Compensation Pool based on our 2017 audited financial statements. The Compensation Committee has discretion to award no bonus under this program, or to award up to the maximum bonus. As a result, there is no minimum amount payable even if performance goals are met. For 2017, the Compensation Committee awarded significantly less than the maximum amount to the NEOs and the actual amount awarded has been disclosed in the Summary Compensation Table under “Non-Equity Incentive Plan Compensation.” See our Compensation Discussion and Analysis for additional information regarding the Annual Incentive Compensation Pool.
[3]	Represents performance-based restricted stock units granted as part of the Company’s annual equity incentive program from its 2012 Long-Term Incentive Plan. These performance-based restricted stock units are subject to a performance-based vesting threshold with a 12-month performance period. The performance period for the December 2017 grant will run from January 1, 2018, to December 31, 2018. For each grant, the target payout represents the number of restricted stock units to be earned by the NEO if the Company’s operating margin for the performance period is at least 100% of the average operating margin of a designated peer group. The Company’s operating margin performance below this target threshold results in forfeiture of some or all of the restricted stock units. The number of restricted stock units earned by the NEO following the performance period is also subject to time-based vesting before they are settled in shares of our common stock. Vesting occurs 20% on each of 2/28/2019, 2/28/2020, 2/26/2021, 2/28/2022, and 2/28/2023. These grant agreements include a provision that allows for the continued vesting of the remainder of the grant, from the date of separation if certain age and service criteria are met for the U.S.-based NEOs and a service criteria is met for Mr. Alderson. Dividends on these performance-based restricted stock units are accrued during the performance period and are only paid on those units earned. Additional information related to these performance-based restricted stock units, including a listing of companies in the designated peer group, are included in our Compensation Discussion and Analysis.
[4]	Represents the grant date fair value of the performance-based restricted stock units granted in 2017. The grant date fair value of the performance-based restricted stock units was measured using the market price per share of T. Rowe Price common stock on the date of grant multiplied by the target number of units noted in the table, as this was considered the probable outcome.

PROXY STATEMENT 2018    45

OUTSTANDING EQUITY AWARDS TABLE AT DECEMBER 31, 20171

The following table shows information concerning equity incentive awards outstanding at December 31, 2017, for each NEO. The grant agreements for all unexercisable option awards and unvested stock awards include a provision that allows for continued vesting for a period of 36 months for awards granted before 2017, and for the remaining unvested portion for awards granted in 2017, from the date of separation if certain age and service criteria are met for the U.S.-based NEOs and a service criteria is met for Mr. Alderson.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options: Exercisable	Number of Securities Underlying Unexercised Options: Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)[2]	Equity Incentive Plan Awards: Number of Unearned Units That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value of Unearned Units That Have Not Vested ($)[2]
William J. Stromberg	2/17/2011	44,240		$67.561	2/17/2021
	9/8/2011	44,241		$48.560	9/8/2021
	2/23/2012	22,119		$59.069	2/23/2022
	9/6/2012	20,819		$60.798	9/6/2022
	2/21/2013	16,399	4,0993a	$69.671	2/21/2023	1,2004a	$125,9164a
	9/10/2013	16,399	4,1003a	$70.285	9/10/2023	1,2004b	$125,9164b
	2/19/2014	10,762	7,1743b	$77.944	2/19/2024	2,1004c	$220,3534c
	9/9/2014	10,761	7,1753b	$78.442	9/9/2024	2,1004d	$220,3534d
	2/19/2015	7,174	10,7623c	$80.949	2/19/2025	3,1504e	$330,5304e
	9/10/2015	7,000	10,5003c	$70.920	9/10/2025	3,1504f	$330,5304f
	2/17/2016					10,2484g	$1,075,3234g
	9/8/2016					10,4604h	$1,097,5684h
	12/6/2017							34,876[5]	$3,659,539[5]
Kenneth V. Moreland	2/17/2011	1,479		$67.561	2/17/2021
	2/23/2012	1,300		$59.069	2/23/2022
	9/6/2012	1,300		$60.798	9/6/2022
	2/21/2013	1,230	1,2293a	$69.671	2/21/2023	3604a	$37,7754a
	9/10/2013	1,231	1,2293a	$70.285	9/10/2023	3604b	$37,7754b
	2/19/2014	1,179	2,3563b	$77.944	2/19/2024	6904c	$72,4024c
	9/9/2014	1,179	2,3573b	$78.442	9/9/2024	6904d	$72,4024d
	2/19/2015	1,179	3,5353c	$80.949	2/19/2025	1,0354e	$108,6034e
	9/10/2015	1,150	3,4503c	$70.920	9/10/2025	1,0354f	$108,6034f
	2/17/2016					2,7624g	$289,8174g
	9/8/2016					2,8194h	$295,7984h

46    T. ROWE PRICE GROUP

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options: Exercisable	Number of Securities Underlying Unexercised Options: Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)[2]	Equity Incentive Plan Awards: Number of Unearned Units That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value of Unearned Units That Have Not Vested ($)[2]
Edward C. Bernard	2/17/2011	50,569		$67.561	2/17/2021
	2/23/2012	26,023		$59.069	2/23/2022
	9/6/2012	23,421		$60.798	9/6/2022
	2/21/2013	18,449	4,6113a	$69.671	2/21/2023	1,3504a	$141,6564a
	9/10/2013	13,119	3,2803a	$70.285	9/10/2023	9604b	$100,7334b
	2/19/2014	10,762	7,1743b	$77.944	2/19/2024	2,1004c	$220,3534c
	9/9/2014	9,224	6,1503b	$78.442	9/9/2024	1,8004d	$188,8744d
	2/19/2015	6,149	9,2253c	$80.949	2/19/2025	2,7004e	$283,3114e
	9/10/2015	6,000	9,0003c	$70.920	9/10/2025	2,7004f	$283,3114f
	2/17/2016					8,2564g	$866,3024g
	9/8/2016					8,4264h	$884,1404h
	12/6/2017							15,719[5]	$1,649,395[5]
Christopher D. Alderson	9/8/2010	41,639		$45.793	9/8/2020
	2/17/2011	40,921		$67.561	2/17/2021
	2/17/2011	689		$70.330	2/17/2021
	9/8/2011	41,639		$48.560	9/8/2021
	2/23/2012	20,819		$59.069	2/23/2022
	9/6/2012	20,819		$60.798	9/6/2022
	2/21/2013	16,399	4,1003a	$69.671	2/21/2023	1,2004a	$125,9164a
	9/10/2013	16,399	4,1003a	$70.285	9/10/2023	1,2004b	$125,9164b
	2/19/2014	12,299	8,2003b	$77.944	2/19/2024	2,4004c	$251,8324c
	9/9/2014	12,299	8,2003b	$78.442	9/9/2024	2,4004d	$251,8324d
	2/19/2015	8,199	12,3003c	$80.949	2/19/2025	3,6004e	$377,7484e
	9/10/2015	8,000	12,0003c	$70.920	9/10/2025	3,6004f	$377,7484f
	2/17/2016					9,6794g	$1,015,6174g
	9/8/2016					9,8794h	$1,036,6034h
	12/6/2017							19,649[5]	$2,061,770[5]

PROXY STATEMENT 2018    47

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options: Exercisable	Number of Securities Underlying Unexercised Options: Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)[2]	Equity Incentive Plan Awards: Number of Unearned Units That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value of Unearned Units That Have Not Vested ($)[2]
Robert W. Sharps	2/17/2011	41,638		$67.561	2/17/2021
	2/23/2012	4,163		$59.069	2/23/2022
	9/6/2012	20,819		$60.798	9/6/2022
	2/21/2013	16,399	4,0993a	$69.671	2/21/2023	1,2006a	$125,9166a
	9/10/2013	16,399	4,1003a	$70.285	9/10/2023	15,0816a	$1,582,4496a
	2/19/2014	12,299	8,2003b	$77.944	2/19/2024	2,4006b	$251,8326b
	9/9/2014	12,299	8,2003b	$78.442	9/9/2024	2,4006b	$251,8326b
	2/19/2015	12,299	18,4493c	$80.949	2/19/2025	5,4006c	$566,6226c
	9/10/2015	12,000	18,0003c	$70.920	9/10/2025	5,4006c	$566,6226c
	2/17/2016					113,8644g	$11,947,7504g
	2/17/2016					15,0886d	$1,583,1846d
	9/8/2016					15,3996d	$1,615,8176d
	12/6/2017							29,964[5]	$3,144,123[5]
[1]	Includes only those columns that related to outstanding equity awards at 2017. All other columns have been omitted.
[2]	The market value of these stock awards was calculated using the closing market price per share of Price Group’s common stock on December 31, 2017.
[3]	The following table represents the vesting schedules of the unexercisable outstanding option awards at December 31, 2017.
Footnote	Percentage of Outstanding		Vest Dates
3a	100%	12/10/2018
3b	50%	12/10/2018	12/10/2019
3c	33%	12/10/2018	12/10/2019	12/10/2020
[4]	For each performance-based restricted stock unit award outstanding at December 31, 2017, the following table includes the date of the meeting or unanimous consent at which the Compensation Committee certified that the performance threshold was met, the award’s performance period, and the award’s remaining vesting schedule.
Footnote	Meeting/ Unanimous Written Consent	Performance Period Start Date	Performance Period End Date	Percentage of Outstanding	Vest Dates
4a	Feb-2014	January 1, 2013	December 31, 2013	100%	12/10/2018
4b	Sep-2014	July 1, 2013	June 30, 2014	100%	12/10/2018
4c	Feb-2015	January 1, 2014	December 31, 2014	50%	12/10/2018	12/10/2019
4d	Sep-2015	July 1, 2014	June 30, 2015	50%	12/10/2018	12/10/2019
4e	Feb-2016	January 1, 2015	December 31, 2015	33%	12/10/2018	12/10/2019	12/10/2020
4f	Sep-2016	July 1, 2015	June 30, 2016	33%	12/10/2018	12/10/2019	12/10/2020
4g	Feb-2017	January 1, 2016	December 31, 2016	25%	12/10/2018	12/10/2019	12/10/2020	12/10/2021
4h	Sep-2017	July 1, 2016	June 30, 2017	25%	12/10/2018	12/10/2019	12/10/2020	12/10/2021
[5]	If the Company’s operating margin for the 12-month performance period January 1, 2018 to December 31, 2018, is at least 100% of the average operating margin of a designated peer group, all of these restricted stock units will vest 20% on each of 2/28/2019, 2/28/2020, 2/26/2021, 2/28/2022, and 2/28/2023.
[6]	Mr. Sharps received restricted stock awards and restricted stock unit awards through September 2016. The following table represents the vesting schedules of the outstanding stock awards at December 31, 2017.

48    T. ROWE PRICE GROUP

Footnote	Remaining Percentage Vesting	Vest Dates
6a	100%	12/10/2018
6b	50%	12/10/2018	12/10/2019
6c	33%	12/10/2018	12/10/2019	12/10/2020
6d	25%	12/10/2018	12/10/2019	12/10/2020	12/10/2021

2017 OPTION EXERCISES AND STOCK VESTED TABLE

The following table shows aggregate stock option exercises and restricted stock awards vesting in 2017 and the related value realized on those events for each of the NEOs.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise[1,5]	Value Realized on Exercise[2]	Number of Shares Acquired on Vesting[5]		Value Realized on Vesting
William J. Stromberg	143,508	$5,852,140	14,251	[3]	$1,464,290	[3]
Kenneth V. Moreland	194,054	$5,507,517	4,244	[3]	$436,071	[3]
Edward C. Bernard	—	$—	13,079	[3]	$1,343,867	[3]
Christopher D. Alderson	91,605	$5,309,572	14,488	[3]	$1,489,771	[3]
Robert W. Sharps	196,275	$7,279,683	60,766	[3,4]	$6,243,707	[3,4]
[1]	Represents the total number of shares underlying the exercised stock options.
[2]	Computed using the difference between the market price of Price Group’s common stock on the date of exercise and the exercise price, multiplied by the number of shares acquired.
[3]	Reflects the number of shares underlying the performance-based restricted stock units earned and vested. The value realized on vesting is computed using the closing market price per share of Price Group’s common stock on the vest date (December 8, 2017) multiplied by the number of restricted stock units vesting. The following table shows the aggregate restricted stock units for the NEOs by date of award:
Date of Award	Performance Period Completion Date	Number of Shares Acquired on Vesting	Market Price on Vest Date	Value Realized on Vesting
2/23/2012	12/31/2012	4,350	$102.75	$447,056
9/6/2012	6/30/2013	4,125	$102.75	$423,937
2/21/2013	12/31/2013	4,110	$102.75	$422,396
9/10/2013	6/30/2014	3,720	$102.75	$382,323
2/19/2014	12/31/2014	3,645	$102.75	$374,617
9/9/2014	6/30/2015	3,495	$102.75	$359,205
2/19/2015	12/31/2015	3,495	$102.75	$359,205
9/10/2015	6/30/2016	3,495	$102.75	$359,205
2/17/2016	12/31/2016	36,199	$102.75	$3,719,636
9/8/2016	6/30/2017	7,893	$102.75	$811,198
[4]	Mr. Sharps was awarded restricted shares and restricted stock units until September 2016. The table below shows, by date of the award, the number of restricted stock awards vested and value realized that was computed using the closing market price per share of Price Group’s common stock on the vest date multiplied by the number of restricted stock awards vesting.
Date of Award	Vesting Date	Number of Shares Acquired on Vesting	Market Price on Vest Date	Value Realized on Vesting
2/23/2012	12/8/2017	1,200	$102.75	$123,300
9/6/2012	12/8/2017	1,200	$102.75	$123,300
2/21/2013	12/8/2017	1,200	$102.75	$123,300
9/10/2013	12/8/2017	15,081	$102.75	$1,549,573
2/19/2014	12/8/2017	1,200	$102.75	$123,300
9/9/2014	12/8/2017	1,200	$102.75	$123,300
2/19/2015	12/8/2017	1,800	$102.75	$184,950
9/10/2015	12/8/2017	1,800	$102.75	$184,950
2/17/2016	12/8/2017	3,771	$102.75	$387,470
9/8/2016	12/8/2017	3,849	$102.75	$395,485

PROXY STATEMENT 2018    49

[5]	The number of shares actually acquired was less than the number presented in the tables above as a result of tendering shares for payment of the exercise price and the withholding of shares to pay taxes. The total net shares received by each NEO is as follows:
Name	Net Shares Acquired on Exercise	Net Shares Acquired on Vesting
William J. Stromberg	33,411	7,043
Kenneth V. Moreland	51,801	2,145
Edward C. Bernard	—	6,674
Christopher D. Alderson	91,605	7,680
Robert W. Sharps	44,768	30,044

2017 NONQUALIFIED DEFERRED COMPENSATION TABLE

The amounts in the following table represent each NEO’s account activity under the Supplemental Savings Plan, which was effective on January 1, 2015.

Name	Executive’s Contributions in Last FY1	Registrants Contributions in Last FY	Aggregate Earnings in Last FY2	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE[3]
William J. Stromberg	$2,600,000	$—	$163,016	$—	$6,665,594
Kenneth V. Moreland	$—	$—	$215,522	$—	$1,171,776
Edward C. Bernard	$3,000,000	$—	$577,905	$—	$6,700,479
Christopher D. Alderson[4]	$5,355,600	$—	$260,072	$—	$2,623,741
Robert W. Sharps	$3,300,000	$—	$928,280	$—	$8,629,519
[1]	These amounts represent a portion of the bonus awarded to each NEO under the 2017 Annual Incentive Compensation Pool and are reported as Non-Equity Incentive Plan Compensation in the Summary Compensation Table. Under the Supplemental Savings Plan, certain senior officers, including the NEOs, have the opportunity to defer receipt of up to 100% of their cash incentive compensation earned for a respective calendar year during which services are provided.
[2]	Each participant has the ability to allocate their account balance across a number of Price funds and the flexibility to rebalance their account as often as they would like. The amounts deferred are adjusted daily based on the investments chosen by the participant and, therefore, are not above market or preferential. As such, the earnings reported in this column are not included in the Summary Compensation Table.
[3]	These amounts represent the aggregate balances in each NEO’s account at December 31, 2017. A portion or all of each NEO’s, except Mr. Moreland’s, 2017 deferral election was not contributed to their account until 2018, as the bonus awarded under the 2017 Annual Incentive Compensation Pool was not certified by the Compensation Committee until then. Additionally, the aggregate balance for Messrs. Stromberg, Moreland, Bernard, and Alderson include amounts previously reported as Non-Equity Incentive Plan Compensation in a prior year Summary Compensation Table.
[4]	Mr. Alderson elected to defer £4,000,000 of his annual bonus in 2017. The Company converted this deferral into U.S. dollars based on the exchange rate of 1.3389, which is the rate on the day all employee bonuses were paid.

POTENTIAL PAYMENTS ON TERMINATION OR CHANGE IN CONTROL

All agreements for stock options and stock awards granted to employees from our equity incentive plans include provisions that may result in vesting acceleration of outstanding equity awards in connection with a change in control of Price Group or upon the grantee’s death or termination of employment due to total disability. See the “Post-Employment Payments” section of the Compensation Discussion and Analysis for more details on these vesting acceleration provisions. Assuming that an event caused the vesting of all outstanding unvested stock options and stock awards on December 31, 2017, to accelerate, the amount that would be realized upon the exercise of these stock options and vesting of restricted stock awards and units held by our NEOs would be $23,415,810 in the case of Mr. Sharps; $7,053,161 in the case of Mr. Alderson; $8,471,437 in the case of Mr. Stromberg; $5,778,103 in the case of Mr. Bernard, and $1,437,206 in the case of Mr. Moreland. These amounts are calculated using the closing price of our common stock on December 31, 2017, for outstanding restricted stock awards and units and the difference between the closing price of our common stock on December 31, 2017, and the exercise price of each unexercisable stock option.

In addition, all agreements for stock options and stock awards granted on and after February 23, 2012, and through December 5, 2017, included a provision that allows for continued vesting for a period of 36 months from the grantee’s date of

50    T. ROWE PRICE GROUP

termination if certain age and service criteria or, for certain grantees outside the United States, a specified service criteria are met. All agreements for stock awards granted on or after December 6, 2017, include a provision that allows for continued vesting post-separation so long as the same criteria described above are met. As of December 31, 2017, Mr. Moreland and Mr. Bernard have met such criteria.

CEO PAY RATIO

Our CEO pay ratio is calculated in accordance with Item 402(u) of Regulation S-K. We identified the median employee by examining the 2017 salary and annual cash bonus paid to all associates, excluding our CEO, who were employed on December 31, 2017. All active associates were included in the sample. This includes associates working on a full-time, part-time, or interim basis. We did not make any adjustments or estimates with respect to salary, nor did we annualize the compensation for associates who began employment after the start of the fiscal year. We applied the local currency to U.S. dollar exchange spot rate as of December 31, 2017, to the compensation paid to our non-U.S. associates to facilitate comparison of all associates in U.S. dollars. Upon identifying the median associate, total compensation was calculated for this individual using the same methodology we use for our NEOs as set forth in the 2017 Summary Compensation Table on page 43.

For 2017, Mr. Stromberg had an annual total compensation of $11,669,969 as reflected in the Summary Compensation Table. Our median associates’ 2017 annual total compensation was $96,190. Thus, Mr. Stromberg’s 2017 annual total compensation was approximately 121 times that of our median associate.

Equity Compensation Plan Information

The following table sets forth information regarding outstanding stock options and restricted stock units and shares reserved for future issuance under our equity compensation plans as of December 31, 2017. None of the plans have outstanding warrants or rights other than stock options and restricted stock units. All plans have been approved by our stockholders.

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options and Settlement of Restricted Stock Units (a)	Weighted-Average Exercise Price of Outstanding Options		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a))
Equity compensation plans approved by stockholders	20,856,320[1]	$66.98	[1]	21,139,076[2]
Equity compensation plans not approved by stockholders	—	—		—
Total	20,856,320	$66.98		21,139,076
[1]	Includes 5,635,197 shares that may be issued upon settlement of outstanding restricted stock units. The weighted-average exercise price pertains only to the 15,221,123 outstanding stock options.
[2]	Includes shares that may be issued under our 2007 Plan and 2012 Incentive Plan and 2,693,679 shares that may be issued under our Employee Stock Purchase Plan. No shares have been issued under the Employee Stock Purchase Plan since its inception; all plan shares have been purchased in the open market. The number of shares available for future issuance under the 2012 Incentive Plan will increase under the terms of the plan as a result of all common stock repurchases that we make from proceeds generated by stock option exercises that occur after the inception of the 2012 Incentive Plan. The 2012 Incentive Plan allows for the grant of stock options, stock appreciation rights, and full-value awards.

PROXY STATEMENT 2018    51

Proposal 2
Advisory Vote on the Compensation Paid to Our Named Executive Officers

INTRODUCTION

We believe that our NEO compensation is straight-forward, goal-oriented, long-term focused, transparent, and consistent with the interests of our stockholders. Our incentive compensation programs recognize and reward performance, with a focus on rewarding the intermediate- and long-term achievements of our NEOs, as measured by a number of factors, including (i) the financial performance and financial stability of Price Group, (ii) the relative investment performance of our mutual funds and other investment portfolios, and (iii) the performance of our NEOs against the corporate and individual goals established at the beginning of the year. These programs are also designed to reward for other important contributions to our success, including corporate integrity, service quality, customer loyalty, risk management, corporate reputation, and the quality of our team of professionals and collaboration within that team. Our equity awards create a strong alignment of the financial interests of our NEOs directly to the long-term performance of our Company, as measured by our stock price.

NEO compensation in 2017 was aligned with our financial and operational performance for 2017. The structure of the compensation for our CEO and other NEOs reflects our performance-based compensation philosophy, which ties a significant portion of their pay to the success of the Company and to their individual performance goals.

We urge you to read the Compensation Discussion and Analysis section of this proxy statement for additional details on our executive compensation policies and practices, including our compensation philosophy and objectives and the 2017 compensation decisions for our NEOs. We believe that, viewed as a whole, our compensation practices and policies are appropriate and fair to both the Company and its executives and to our stockholders.

PROPOSAL

We are asking you to vote on the adoption of the following resolution:

BE IT RESOLVED by the stockholders of Price Group, that the stockholders approve the compensation of the Company’s Named Executive Officers as disclosed pursuant to Item 402 of Regulation S-K in the Company’s proxy statement for the 2018 Annual Meeting of Stockholders.

As an advisory vote, this Proposal is non-binding. Although the vote is non-binding, the Board of Directors and the Compensation Committee value the opinions of our stockholders and will consider the outcome of the vote when designing and administering our compensation programs and when making future compensation decisions for our NEOs.

RECOMMENDATION OF THE BOARD OF DIRECTORS; VOTE REQUIRED

We recommend that you vote FOR Proposal 2, the approval of the compensation of our NEOs as disclosed in the proxy statement pursuant to the SEC’s compensation disclosure rules. All properly executed proxies received in time to be tabulated for the Annual Meeting will be voted FOR the approval of the compensation of our named executive officers as disclosed in this proxy statement pursuant to the SEC’s compensation disclosure rules unless otherwise specified. In order to be adopted at the Annual Meeting, Proposal 2 must be approved by the affirmative vote of a majority of the total votes cast at the Annual Meeting. Abstentions and broker non-votes are not considered votes cast and will have no effect on the outcome of the vote.

Proposal 3
Charter Amendment to Eliminate the Provision That Limits Voting of Share Ownership to 15% of the Outstanding Shares

INTRODUCTION

Article EIGHTH, Section (3) of the Charter of the Company restricts the rights of any person or “group” that is a beneficial owner of more than 15% of the common stock of the Company from voting any shares of common stock of the Company held in excess of the 15% threshold. This Charter provision was adopted by the Company when it went public as a protection against market accumulators who might seek to take control of the Company.

52    T. ROWE PRICE GROUP

The Board has reviewed the advantages and disadvantages of maintaining a Charter provision restricting the rights of persons or “groups” beneficially owning more than 15% of the outstanding shares of common stock of the Company to vote their shares of common stock held in excess of the 15% threshold under Article EIGHTH, Section (3) of the Charter. The Board recognizes that this Charter provision provides protection for the Company by reducing the vulnerability of the Company to hostile and potentially abusive takeover practices. However, the Board also understands that, in general, it is not a common charter provision, and is not the exclusive means that the Company may protect itself from hostile and potentially abusive takeover practices.

After evaluating the various considerations in favor of and against maintaining a Charter provision restricting the rights of persons or “groups” beneficially owning more than 15% of the outstanding shares of common stock of the Company to vote their shares of common stock held in excess of the 15% threshold, the Board resolved to eliminate this provision from the Charter of the Company and to make conforming amendments to remove the relevant portions of Article SIXITH, Section (2), and Article EIGHTH Section (5) of the Charter that reference the eliminated provision and to renumber the remaining Sections in Article EIGHTH of the Charter, by adoption of the Articles of Amendment included in the Appendix to this proxy statement (Charter Amendment), which the Board determined was advisable and in the best interests of the stockholders. The Board further resolved that the Charter Amendment be submitted to the stockholders of the Company for approval at the 2018 Annual Meeting.

As required by Article EIGHTH, Section (5) of the Charter, the Charter Amendment must be approved by the affirmative vote of stockholders holding two-thirds of the total number of shares of all classes outstanding and entitled to vote on the Charter Amendment. Article EIGHTH, Section (3) is the only provision of the Charter that requires a supermajority vote to be amended. Accordingly, if this Proposal 3 is approved by the stockholders, then any subsequent amendments to the Charter would only require approval by stockholders holding a majority of the outstanding shares of common stock of the Company.

If this Proposal 3 is approved by the stockholders, the Charter Amendment will become effective on the filing of the Articles of Amendment in the form included in the Appendix with the Maryland State Department of Assessments and Taxation (SDAT). The Company would make the filing with the SDAT promptly after approval of the proposal at the 2018 Annual Meeting.

If this Proposal 3 is not approved by our stockholders, then no amendments to the Charter will be made and the restrictions on the rights of any person or “group” that is a beneficial owner of more than 15% of the common stock of the Corporation from voting any shares of common stock of the Corporation held in excess of 15% under Article EIGHTH, Section (3) of the Charter will remain in effect.

RECOMMENDATION OF THE BOARD OF DIRECTORS; VOTE REQUIRED

The Board recommends that the stockholders vote FOR Proposal 3, the Amendment to the Charter of the Company to eliminate the provision restricting any person or “group” that beneficially owns more than 15% of the outstanding shares of common stock of the Company from voting any shares held in excess of the 15% threshold. All properly executed proxies received in time to be tabulated for the Annual Meeting will be voted FOR the approval of the Amendment of the Articles of Incorporation unless otherwise specified. Proposal 3 requires an affirmative vote of the holders of two-thirds of the total number of shares of all classes outstanding and entitled to vote on such matters. A broker non-vote with respect to Proposal 3 will have the same effect as a vote against.

Proposal 4
Ratification of the Appointment of KPMG LLP as Our Independent Registered Public Accounting Firm for 2018

INTRODUCTION

The Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of the independent registered public accounting firm retained to audit Price Group’s consolidated financial statements. To execute this responsibility, the Audit Committee engages in an evaluation of the independent auditor’s qualifications, performance, and independence and periodically considers whether the independent registered public accounting firm should be rotated and the advisability and potential impact of selecting a different independent registered public accounting firm.

The Audit Committee has reappointed KPMG LLP to serve as our independent registered public accounting firm for 2018. KPMG was first appointed to serve as our independent registered public accounting firm on September 6, 2001. In accordance

PROXY STATEMENT 2018    53

with SEC rules and KPMG policies, lead and reviewing audit partners are subject to rotation requirements that limit the number of consecutive years they may provide service in that capacity to five years. The process for selection of the lead audit partner pursuant to this rotation policy has included a discussion between the chair of the Audit Committee and the candidate for the role, as well as discussion of the selection by the full Committee with management.

The Audit Committee and the Board of Directors believe that the continued retention of KPMG as our independent registered public accounting firm is in the best interest of Price Group and our stockholders, and we are asking our stockholders to ratify the selection of KPMG as our independent registered public accounting firm for 2018.

Representatives of KPMG are expected to be present at the Annual Meeting and will have the opportunity to make a statement and respond to appropriate questions from stockholders.

RECOMMENDATION OF THE BOARD OF DIRECTORS; VOTE REQUIRED

We recommend that you vote FOR Proposal 4, the ratification of the appointment of KPMG as our independent registered public accounting firm for 2018. All properly executed proxies received in time to be tabulated for the Annual Meeting will be voted FOR the ratification of the appointment of KPMG as our independent registered public accounting firm for 2018 unless otherwise specified. In order to be adopted at the Annual Meeting, Proposal 4 must be approved by the affirmative vote of a majority of the total votes cast at the Annual Meeting. In the event Proposal 4 does not obtain the requisite number of affirmative votes, the Audit Committee will reconsider the appointment of KPMG. Abstentions are not considered votes cast and will have no effect on the outcome of the vote.

DISCLOSURE OF FEES CHARGED BY THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The following table summarizes the fees charged by KPMG for services rendered to Price Group and its subsidiaries during 2016 and 2017. All services were approved by the Audit Committee pursuant to the preapproval procedures described below.

Type of Fee	2016	2017
Audit Fees[1]	$2,565,468	$3,054,532
Audit-Related Fees[2]	84,303	120,444
Tax Fees[3]	920,662	881,072
All Other Fees[4]	65,250	82,088
	$3,635,683	$4,138,136
[1]	Aggregate fees charged for annual audits, quarterly reviews, and the reports of the independent registered public accounting firm on internal control over financial reporting as of December 31, 2016 and 2017.
[2]	Aggregate fees charged for assurance and related services that are reasonably related to the performance of the audit and are not reported as Audit Fees. In 2016 and 2017, these services included audits of several affiliated entities, including the corporate retirement plans, the T. Rowe Price Foundation, Inc., fees for consultations concerning financial accounting and reporting matters, and fees associated with KPMG’s consents related to registration filings.
[3]	Aggregate fees charged for tax compliance, planning, and consulting. Of the $881,072 in 2017, $664,522 is related to tax compliance and preparation and $216,550 is related to tax planning.
[4]	Both 2016 and 2017 include fees for KPMG’s performance of attestation engagements related to our compliance with the Global Investment Performance Standards and fees related to executive education.

AUDIT COMMITTEE PREAPPROVAL POLICIES

The Audit Committee has adopted policies and procedures which set forth the manner in which the committee will review and approve all audit and non-audit services to be provided by the independent registered public accounting firm before that firm is retained for such services. The preapproval policies and procedures are as follows:

■	Any audit or non-audit service to be provided to Price Group by the independent registered public accounting firm must be submitted to the Audit Committee for review and approval. The proposed services are submitted on the Audit Committee’s “Independent Registered Public Accounting Firm Audit and Non-audit Services Request Form” with a description of the services to be performed, fees to be charged, and affirmation that the services are not prohibited under Section 201 of the Sarbanes-Oxley Act of 2002. The form must be approved by Price Group’s chief executive officer, chief financial officer, or director of internal audit prior to submission to the Audit Committee.

54    T. ROWE PRICE GROUP

■	The Audit Committee in its sole discretion then approves or disapproves the proposed services and documents such approval, if given, by signing the approval form. Preapproval actions taken during Audit Committee meetings are recorded in the minutes of the meetings.
■	Any audit or non-audit service to be provided to Price Group that is proposed between meetings of the Audit Committee will be submitted to the Audit Committee chairman on a properly completed “Independent Registered Public Accounting Firm Audit and Non-audit Services Request Form” for the chairman’s review and preapproval and will be included as an agenda item at the next scheduled Audit Committee meeting.

Report of the Audit Committee

The Audit Committee oversees Price Group’s financial reporting process on behalf of the Board of Directors. Our committee held five meetings during 2017. Management has the primary responsibility for the financial statements and the reporting process, including internal controls over financial reporting. The independent registered public accounting firm is responsible for expressing an opinion on the conformity of Price Group’s audited financial statements with generally accepted accounting principles and an opinion on the effectiveness of Price Group’s internal controls over financial reporting. We appointed KPMG as Price Group’s independent registered public accounting firm for 2017 after reviewing that the firm’s performance and independence from management and that appointment was ratified by our stockholders at the 2017 annual meeting. We reappointed KPMG as Price Group’s independent registered public accounting firm for fiscal year 2018 at our January 2018 meeting, after conducting the same set of reviews.

In fulfilling our oversight responsibilities, we reviewed and discussed with management the audited financial statements prior to their issuance and publication in the 2017 Annual Report on Form 10-K and in the 2017 Annual Report to Stockholders. We reviewed with KPMG its judgments as to the quality, not just the acceptability, of Price Group’s accounting principles and discussed with its representatives other matters required to be discussed under generally accepted auditing standards, including matters required to be discussed by Public Company Accounting Oversight Board (PCAOB) Auditing Standard No. 16-Communications with Audit Committees. We also discussed with KPMG its independence from management and Price Group and received its written disclosures pursuant to applicable requirements of the PCAOB regarding the independent accountant’s communication with the audit committee concerning independence. We further considered whether the non-audit services described elsewhere in this proxy statement provided by KPMG are compatible with maintaining its independence.

We also discussed with management their evaluation of the effectiveness of Price Group’s internal controls over financial reporting as of December 31, 2017. We discussed with KPMG its evaluation of the effectiveness of Price Group’s internal controls over financial reporting.

We further discussed with Price Group’s internal auditors and KPMG the overall scope and plans for their respective audits. We met with the internal auditors and KPMG, with and without management present, to discuss the results of their examinations and their evaluations of Price Group’s internal controls.

Lastly, as part of our responsibilities for oversight of the Price Group’s risk management process, we reviewed and discussed with the chief risk officer the Company’s framework with respect to the risk assessment, including discussions of individual risk areas, as well as an annual summary of the overall process.

In reliance upon the reviews and discussions referred to above, we recommended to the Board of Directors, and the Board approved, the inclusion of the audited financial statements in the Annual Report on Form 10-K for the year ended December 31, 2017, for filing with the SEC.

Mark S. Bartlett, Chairman
Dr. Freeman A. Hrabowski, III
Robert F. MacLellan
Dwight S. Taylor
Sandra S. Wijnberg

PROXY STATEMENT 2018    55

Stockholder Proposals for the 2019 Annual Meeting

Any stockholder who wishes to submit a proposal or nominate a director for consideration at the 2019 Annual Meeting and include that proposal or nomination in the 2019 proxy statement should send their proposal to T. Rowe Price Group, Inc., c/o chief legal officer and corporate secretary, 100 East Pratt Street, Mail Code BA-1360, Baltimore, MD 21202, and comply with the notice and other requirements described below.

Proposals must be received no later than November 16, 2018, and satisfy the requirements under applicable SEC rules (including SEC Rule 14a-8) to be included in the proxy statement and on the proxy card that will be used for solicitation of proxies by the Board for the 2019 Annual Meeting.

We have adopted a proxy access right to permit a stockholder, or a group of up to 20 stockholders, owning 3% or more of the Company’s outstanding common stock continuously for at least three years to nominate and include in the Company’s proxy materials directors constituting up to two individuals or 20% of the Board (whichever is greater), provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in the amended By-Laws. To be considered timely under our proxy access provisions, stockholder nominations must be received on or after October 17, 2018 and on or before November 16, 2018, inclusive.

Our By-Laws also require advance notice of any proposal by a stockholder to be presented at the 2019 Annual Meeting that is not included in our proxy statement and on the proxy card, including any proposal for the nomination of a director for election.

To be properly brought before the 2019 Annual Meeting, written nominations for directors or other business to be introduced by a stockholder must be received on or after December 27, 2018, and on or before January 26, 2019. A notice of a stockholder proposal must contain the information required by our By-Laws about the matter to be brought before the Annual Meeting and about the stockholder proponent and persons associated with the stockholder through control, ownership of the shares, agreement, or coordinated activity. We reserve the right to reject proposals that do not comply with these requirements.

Pursuant to Maryland law and our Amended and Restated By-Laws, a special meeting of our stockholders can generally be called by the chairman of the Board, our president, our Board of Directors, or upon the written request of stockholders entitled to cast at least 25% of all votes entitled to be cast at the special meeting.

Stockholder Communications With the Board of Directors

Our Board members are interested in hearing the opinions of the stockholders. The Nominating and Corporate Governance Committee has established the following procedures in order to facilitate communications between our stockholders and our Board of Directors:

■	Stockholders may send correspondence, which should indicate that the sender is a stockholder, to our Board of Directors or to any individual director by mail to T. Rowe Price Group, Inc., c/o Chief Legal Officer, P.O. Box 17134, Baltimore, MD 21297-1134, or by email to contact_the_board@troweprice.com or by Internet at trow.client.shareholder.com/contactBoard.cfm.
■	Our chief legal officer will be responsible for the first review and logging of this correspondence. The officer will forward the communication to the director or directors to whom it is addressed unless it is a type of correspondence that the Nominating and Corporate Governance Committee has identified as correspondence that may be retained in our files and not sent to directors.
■	The Nominating and Corporate Governance Committee has authorized the chief legal officer to retain and not send to directors the following types of communications:
■	Advertising or promotional in nature (offering goods or services);
■	Complaints by clients with respect to ordinary course of business customer service and satisfaction issues; provided, however, that the chief legal officer will notify the chair of the Nominating and Corporate Governance Committee of any complaints that, in the opinion of the chief legal officer, warrant immediate committee attention by their nature or frequency; or
■	Those clearly unrelated to our business, industry, management, Board, or committee matters.

56    T. ROWE PRICE GROUP

These types of communications will be logged and filed but not circulated to directors. Except as set forth in the preceding sentence, the chief legal officer will not screen communications sent to directors.

■	The log of stockholder correspondence will be available to members of the Nominating and Corporate Governance Committee for inspection. At least once each year, the chief legal officer will provide to the Nominating and Corporate Governance Committee a summary of the communications received from stockholders, including the communications not sent to directors in accordance with screening procedures approved by the Nominating and Corporate Governance Committee.

PROXY STATEMENT 2018    57

Appendix

T. ROWE PRICE GROUP, INC.

ARTICLES OF AMENDMENT

T. ROWE PRICE GROUP, INC., a Maryland corporation, having its principal office in Baltimore City, Maryland (which is hereinafter called the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST:  The Charter of the Corporation is hereby amended as follows:

(a)  Article SIXTH of the Charter is hereby amended by amending and restating subsection (b)(2) in its entirety to read as follows:

“(2)  Each share of Common Stock shall have one vote, and, except as otherwise provided in respect of any Preferred Stock, the exclusive voting power for all purposes shall be vested in the holders of the Common Stock.”

(b)  Article EIGHTH of the Charter is hereby amended by deleting subsection (3) in its entirety and renumbering the subsequent subsections (4) through (7), inclusive, as subsections (3) through (6), inclusive.

(c)  Article EIGHTH of the Charter is hereby amended by amending and restating newly renumbered subsection (4) in its entirety to read as follows:

“(4) Notwithstanding any provision of law requiring the authorization of any action by a greater proportion of the total number of shares of all classes of capital stock, such action shall be valid and effective if authorized by the affirmative vote of the holders of a majority of the total number of shares of all classes outstanding and entitled to vote thereon.”

SECOND: The foregoing amendment does not increase the authorized stock of the Corporation.

THIRD: The foregoing amendment to the Charter of the Corporation has been advised by the Board of Directors and approved by the stockholders of the Corporation as required by law.

FOURTH: The foregoing amendment to the Charter of the Corporation shall become effective upon acceptance for record by the Maryland State Department of Assessments and Taxation.

FIFTH: The undersigned acknowledges these Articles of Amendment to be the act and deed of the Corporation, and further, as to all matters or facts required to be verified under oath, the undersigned acknowledges that to the best of her or his knowledge, information and belief, these matters and facts relating to the Corporation are true in all material respects and that this statement is made under the penalties for perjury.

IN WITNESS WHEREOF, T. ROWE PRICE GROUP, INC., has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Secretary on this         day of                  , 2018.

WITNESS:	T. ROWE PRICE GROUP, INC.

David Oestreicher, Chief Legal Officer and Corporate Secretary	William J. Stromberg, President and Chief Executive Officer

58    T. ROWE PRICE GROUP

(410) 345-2000 | troweprice.com

VIEW OUR PROXY STATEMENT ONLINE AT:
trow.client.shareholder.com/financials.cfm

T. Rowe Price, Invest With Confidence, and the bighorn sheep are registered trademarks of T. Rowe Price Group, Inc., in the United States and other countries.

C1RJM47VK

T. Rowe Price[SM]
INVEST WITH CONFIDENCE

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VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E36198-P02329

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

T. ROWE PRICE GROUP, INC.

The Board of Directors Recommends a Vote FOR All Nominees Listed in Item 1.

1. Election of Directors:

		For	Against	Abstain
1a.	Mark S. Bartlett	☐	☐	☐
1b.	Edward C. Bernard	☐	☐	☐
1c.	Mary K. Bush	☐	☐	☐
1d.	H. Lawrence Culp, Jr.	☐	☐	☐
1e.	Dr. Freeman A. Hrabowski, III	☐	☐	☐
1f.	Robert F. MacLellan	☐	☐	☐
1g.	Brian C. Rogers	☐	☐	☐
1h.	Olympia J. Snowe	☐	☐	☐
1i.	William J. Stromberg	☐	☐	☐
1j.	Richard R. Verma	☐	☐	☐
1k.	Sandra S. Wijnberg	☐	☐	☐
1l.	Alan D. Wilson	☐	☐	☐

	For	Against	Abstain
The Board of Directors Recommends a Vote FOR Item 2.			
2. To approve, by a non-binding advisory vote, the compensation paid by the Company to its Named Executive Officers.	☐	☐	☐
The Board of Directors Recommends a Vote FOR Item 3.			
3. Approval of a proposed charter amendment to eliminate the provision that limits voting of share ownership to 15% of the outstanding shares.	☐	☐	☐
The Board of Directors Recommends a Vote FOR Item 4.			
4. Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2018.	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, AS RECOMMENDED BY THE BOARD OF DIRECTORS.

Please sign exactly as your name(s) appear(s) on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide the full name of the corporation and the title of the authorized officer signing the Proxy.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

T. ROWE PRICE GROUP, INC.
ANNUAL MEETING OF STOCKHOLDERS
Thursday, April 26, 2018, at 10:00 a.m.

THE T. ROWE PRICE CORPORATE CAMPUS
4435 Painters Mill Road
Owings Mills, Maryland 21117-4903
DIRECTIONS TO THE ANNUAL MEETING OF STOCKHOLDERS

From the north: Take I-83 south to I-695 (Baltimore Beltway) west (toward Pikesville). Take Exit 19 to I-795 north to Exit 4. Bear left onto the ramp (Owings Mills Town Center) and bear left again at the next fork in the ramp so that you can turn left at the first light (Red Run Boulevard). Turn right at the second light onto Painters Mill Road and then left at the second light into the campus.

From the south: Take I-83 north to I-695 (Baltimore Beltway) west (toward Pikesville). Take Exit 19 to I-795 north to Exit 4. Bear left onto the ramp (Owings Mills Town Center) and bear left again at the next fork in the ramp so that you can turn left at the first light (Red Run Boulevard). Turn right at the second light onto Painters Mill Road and then left at the second light into the campus.

From the east: Take I-695 (Baltimore Beltway) west to Exit 19 north onto I-795. Take I-795 to Exit 4. Bear left onto the ramp (Owings Mills Town Center) and bear left again at the next fork in the ramp so that you can turn left at the first light (Red Run Boulevard). Turn right at the second light onto Painters Mill Road and then left at the second light into the campus.

From the west: Take I-70 east to I-695 (Baltimore Beltway) north (toward Towson). At Exit 19, proceed north onto I-795. Take I-795 to Exit 4. Bear left onto the ramp (Owings Mills Town Center) and bear left again at the next fork in the ramp so that you can turn left at the first light (Red Run Boulevard). Turn right at the second light onto Painters Mill Road and then left at the second light into the campus.

After entering the campus, follow the signs to the building where the annual meeting will be held. There is no charge for parking at the campus.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

E36199-P02329

T. ROWE PRICE GROUP, INC.
2018 Proxy
Revocable Proxy Solicited on Behalf of the Board of Directors

I hereby appoint Edward C. Bernard, William J. Stromberg, and Brian C. Rogers, together and separately, as proxies to vote all shares of common stock which I have power to vote at the annual meeting of stockholders to be held on Thursday, April 26, 2018, at 10:00 a.m., at the offices of the company located at 4435 Painters Mill Road, Owings Mills, Maryland 21117-4903, and at any adjournments or postponements thereof, in accordance with the instructions on the reverse side of this proxy card and as if I were present in person and voting such shares. The proxies are authorized in their discretion to name others to take their place. I also hereby acknowledge receipt of the Notice of Annual Meeting and Proxy Statement, dated March 16, 2018, and Price Group's 2017 Annual Report to Stockholders.

This proxy, when properly completed and returned, will be voted in the manner directed herein by the stockholder named on the reverse side, or IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD OF DIRECTORS RECOMMENDS.

Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named proxies to vote the shares in the same manner as if you marked, signed and returned your proxy card.

Address Changes/Comments: ______________________________

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

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T. ROWE PRICE GROUP, INC.
ANNUAL MEETING FOR HOLDERS AS OF 2/23/18
TO BE HELD ON 4/26/18

Your vote is important. Thank you for voting.

Read the Proxy Statement and have the voting instruction form below at hand. Please note that the telephone and Internet voting turns off at 11:59 p.m. ET the night before the meeting or cut-off date.

Vote by Internet: www.proxyvote.com, or scan the QR Barcode above.

Vote by Phone: 1-800-454-8683

Vote by Mail: Use the envelope enclosed

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E36208-P02137

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting. The following materials are available at www.proxyvote.com:
Notice and Proxy Statement and Annual Report

The Board of Directors recommends you vote FOR the following proposals:

1. Election of Directors

Nominees:

		For	Against	Abstain
1a.	Mark S. Bartlett	☐	☐	☐
1b.	Edward C. Bernard	☐	☐	☐
1c.	Mary K. Bush	☐	☐	☐
1d.	H. Lawrence Culp, Jr.	☐	☐	☐
1e.	Dr. Freeman A. Hrabowski, III	☐	☐	☐
1f.	Robert F. MacLellan	☐	☐	☐
1g.	Brian C. Rogers	☐	☐	☐
1h.	Olympia J. Snowe	☐	☐	☐
1i.	William J. Stromberg	☐	☐	☐
1j.	Richard R. Verma	☐	☐	☐
1k.	Sandra S. Wijnberg	☐	☐	☐
1l.	Alan D. Wilson	☐	☐	☐

Properly executed proxies will be voted as directed or, if no direction is given, as recommended by the Board of Directors or as otherwise indicated in the proxy.

PLEASE "X" HERE ONLY IF YOU PLAN TO ATTEND THE MEETING AND VOTE THESE SHARES IN PERSON ☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Signature [PLEASE SIGN WITHIN BOX] Date